Exhibit 2.1

ASSET PURCHASE AGREEMENT

by and among

NEENAH PAPER, INC.,

WAUSAU PAPER CORP.,

and

WAUSAU PAPER MILLS, LLC

Dated as of December 7, 2011

TABLE OF CONTENTS

Page

1.

DEFINITIONS

1

1.1.

Definitions

1

1.2.

Usage

2

2.

PURCHASE AND SALE OF ASSETS AND ASSIGNMENT AND

ASSUMPTION OF LIABILITIES

2

2.1.

Purchase and Sale of Acquired Assets; Assumption of Assumed Liabilities

2

2.2.

Purchase Price

3

2.3.

Payment of Purchase Price and Retail Transition Holdback

4

2.4.

Additional Inventory Payment

4

2.5.

Time and Place of Closing

5

2.6.

Deliveries at the Closing

5

2.7.

Allocation of Purchase Price

5

2.8.

Proration of Ad Valorem Taxes

6

3.

REPRESENTATIONS AND WARRANTIES OF THE SELLER

AND THE PARENT

6

3.1.

Organization and Good Standing

6

3.2.

Authority; No Conflict

7

3.3.

Authorized and Outstanding Equity Interests

8

3.4.

Business Records

8

3.5.

Title to Properties; Security Interests

8

3.6.

Condition and Sufficiency of Assets

8

3.7.

Taxes

8

3.8.

Financial Information

9

3.9.

Compliance with Legal Requirements; Governmental Authorizations

9

3.10.

Legal Proceedings; Orders

9

3.11.

Intentionally Omitted.

10

3.12.

Absence of Certain Changes and Events

10

3.13.

Contracts; No Defaults

10

3.14.

Customers

11

3.15.

Environmental Matters

11

3.16.

Intentionally Omitted

12

3.17.

Intellectual Property

12

3.18.

Intentionally Omitted

13

3.19.

Relationships with Related Parties.

13

3.20.

Product Warranty and Liability

13

3.21.

Brokers or Finders

13

3.22.

Disclosure

13

-i-

4.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

13

4.1.

Organization and Good Standing

13

4.2.

Authority; No Conflict

14

4.3.

Certain Proceedings

14

4.4.

Brokers or Finders

14

4.5.

Disclosure

14

5.

PRE-CLOSING COVENANTS

14

5.1.

Access and Investigation

14

5.2.

Operation of the Business

15

5.3.

Negative Covenant

15

5.4.

Required Approvals

15

5.5.

Release of Security Interests

16

5.6.

No Negotiation

16

5.7.

Best Efforts

16

5.8.

Assignment of Interests in Acquired Assets

16

5.9.

Notification of Certain Events

17

5.10.

Supplements to Disclosure Schedules

17

5.11.

Employees

17

5.12.

Meetings with Customers

18

6.

POST-CLOSING COVENANTS

18

6.1.

Litigation Support

18

6.2.

Transition

18

6.3.

Tax Matters

19

6.4.

Restrictive Covenants

19

6.5.

Release

21

7.

CONDITIONS PRECEDENT TO THE PURCHASER’S

OBLIGATION TO CLOSE

21

7.1.

Accuracy of Representations; Performance by the Seller and the Parent

21

7.2.

Additional Documents

21

7.3.

Release of Security Interests

22

7.4.

No Proceedings

22

7.5.

No Claim Regarding Ownership or Sale Proceeds

23

7.6.

No Material Adverse Effect

23

7.7.

Required Consents

23

7.8.

No Prohibition

23

8.

CONDITIONS PRECEDENT TO THE SELLER’S AND THE PARENT’S

OBLIGATION TO CLOSE

23

8.1.

Accuracy of Representations; the Purchaser’s Performance

23

8.2.

Additional Documents

24

8.3.

No Injunction

24

-ii-

9.

TERMINATION

24

9.1.

Termination Events

24

9.2.

Effect of Termination

25

10.

INDEMNIFICATION; REMEDIES

25

10.1.

Survival

25

10.2.

Indemnification and Payment of Damages by the Seller and the Parent

25

10.3.

Indemnification and Payment of Damages by the Purchaser

26

10.4.

Time and Other Limitations

26

10.5.

Procedure for Indemnification – Third Party Claims

28

10.6.

Procedure for Indemnification – Other Claims

29

10.7.

Tax Treatment

29

10.8.

Exclusive Remedies

29

11.

GENERAL PROVISIONS

30

11.1.

Expenses

30

11.2.

Public Announcements

30

11.3.

Notices

30

11.4.

Further Assurances

32

11.5.

Waiver

32

11.6.

Entire Agreement and Modification

32

11.7.

Disclosure Schedules

32

11.8.

Joint and Several; Assignments, Successors, and No Third-Party Rights

33

11.9.

Severability

33

11.10.

Time of Essence

33

11.11.

Governing Law; Consent to Jurisdiction

33

11.12.

Specific Performance

34

11.13.

Acquired Equipment and Additional Equipment

34

11.14.

Use of Name

34

11.15.

Counterparts

35

11.16

Acquired Equipment/Additional Equipment

35

-iii-

ANNEXES, SCHEDULES AND EXHIBITS

Annex I

Definitions

Schedule 1.1(a)

Acquired Contracts

Schedule 1.1(b)

Acquired Inventory

Schedule 1.1(c)

Acquired Equipment

Schedule 1.1(d)

Additional Inventory

Schedule 1.1(e)

Additional Equipment

Schedule 1.1(x)

Excluded Assets

Schedule 2.2(b)

Prepaid Fees

Schedule 2.4

Additional Inventory Payment

Schedule 3.1

Organization and Good Standing

Schedule 3.2

Authority

Schedule 3.9

Compliance with Legal Requirements; Governmental Authorizations

Schedule 3.10

Legal Proceedings

Schedule 3.12

Absence of Certain Changes and Events

Schedule 3.13

Contracts

Schedule 3.14

Customers and Suppliers

Schedule 3.17

Intellectual Property

Schedule 3.20

Product Warranty and Liability

Schedule 5.4

Required Approvals

Exhibit A

Form of Bill of Sale

Exhibit B

Form of Assignment and Assumption Agreement

-iv-

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made as of December 7, 2011, and is by and among Neenah Paper, Inc., a Delaware corporation (the “Purchaser”), Wausau Paper Mills, LLC, a Wisconsin limited liability company (the “Seller”), and Wausau Paper Corp., a Wisconsin corporation (the “Parent”).  The Purchaser, the Seller and the Parent are referred to in this Agreement individually as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, the Parties previously entered into that certain Asset Purchase Agreement dated as of December 7, 2011 (the “Original Agreement”);

WHEREAS, the Parties now desire to enter into this Agreement to amend and restate the Original Agreement to provide for certain updates to the Disclosure Schedules in addition to certain other changes;

WHEREAS, the Parent owns all of the issued and outstanding units of membership interest in the Seller;

WHEREAS, the Seller owns and operates a manufacturing business conducted at its paper mills located in Brokaw, Wisconsin and Brainerd, Minnesota, that produces various premium paper products under the following brands (the “Premium Brands”): Astrobrights®, Astrobrights Glisten®, Astrobrights Textures®, Astroparche®, Astropaque®, Royal Complements®, Royal Cotton®, Royal Fiber®, Royal Laid®, Royal Linen®, Royal Marble®, Royal Metallics®, Royal Resource®, Royal SilkPlus™, Exact Brights®, Exact Digital®, Exact® Coated, Creative Collection, Background Papers, Luxury Packaging, PB Brights, PB Craft and Wausau Bright White (the manufacture, distribution, and sale, as conducted by the Seller of the foregoing Premium Brands, is referred to in this Agreement as the “Premium Business”); and

WHEREAS, the Seller owns and operates a manufacturing business conducted at its paper mills located in Brokaw, Wisconsin and Brainerd, Minnesota, that produces various paper board products (the “Board Business”; and, together with the Premium Business, the “Business”); and

WHEREAS, the Seller desires to sell and assign to the Purchaser, and the Purchaser desires to purchase and assume from the Seller, on the terms and subject to the conditions set forth in this Agreement, certain assets and liabilities of the Seller relating to the Business;

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and mutual promises herein made, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree to amend and restate the Original Agreement in its entirety, as follows:

1.

DEFINITIONS

1.1.

Definitions

Except as otherwise defined in this Agreement or as the context may otherwise require, the capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex I attached hereto and incorporated herein by reference.

1.2.

Usage

As used in this Agreement, except to the extent that the context otherwise requires:

(a)

when a reference is made in this Agreement to an Article, Section, Appendix, Exhibit or Schedule, such reference is to an Article or Section of, or an Appendix, Exhibit or Schedule to, this Agreement unless otherwise indicated;

(b)

the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c)

whenever the words “include,” “includes” or “including” (or similar terms) are used in this Agreement, they are deemed to be followed by the words “without limitation” unless preceded by a negative predicate;

(d)

the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e)

all terms defined in this Agreement have their defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f)

the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(g)

if any action is to be taken by any Party pursuant to this Agreement on a day that is not a Business Day, such action shall be taken on the next Business Day following such day; and

(h)

references to a Person are also to its permitted successors and assigns.

2.

PURCHASE AND SALE OF ASSETS AND ASSIGNMENT AND ASSUMPTION OF LIABILITIES

2.1.

Purchase and Sale of Acquired Assets; Assumption of Assumed Liabilities

(a)

On the terms and subject to the conditions set forth in this Agreement and pursuant to (i) a Bill of Sale substantially in the form attached hereto as Exhibit A (the “Bill of Sale”) and (ii) the IP Assignment Agreements, the Purchaser agrees to purchase from the Seller,

Neenah-Wausau Asset Purchase Agreement

and the Seller agrees to sell, transfer, convey, assign and deliver to the Purchaser, all of the Acquired Assets at the Closing for the consideration specified in Section 2.2 below, free and clear of any Security Interest; provided, however, that the Additional Inventory shall be delivered pursuant to Section 2.4 below.

(b)

On the terms and subject to the conditions set forth in this Agreement and pursuant to an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit B (the “Assignment and Assumption Agreement”), the Purchaser agrees to assume and become responsible for the Assumed Liabilities at the Closing in  consideration of the sale, transfer, conveyance, assignment and delivery by the Seller to the Purchaser of all of the Acquired Assets.  The Purchaser will not assume or have any responsibility, however, with respect to any Liability or other obligation of the Seller which is not included among the Assumed Liabilities or which is an Excluded Liability.

(c)

In the event of any claim against the Purchaser with respect to any of the Assumed Liabilities, without limiting the Purchaser’s remedies or defenses, effective as of the Effective Time, the Assignment and Assumption Agreement shall be deemed to constitute an assignment by the Seller to the Purchaser of any and all defenses, counterclaims or rights of setoff that would have been available to the Seller if such claim had been asserted against the Seller.

(d)

The assumption by the Purchaser of the Assumed Liabilities, and the transfer thereof by the Seller, shall in no way expand the rights or remedies of any third party against the Purchaser or its Representatives as compared to the rights and remedies that such third party would have had against the Seller had the Purchaser not assumed the Assumed Liabilities.  Without limiting the generality of the preceding sentence, the assumption by the Purchaser of the Assumed Liabilities shall not create any third-party beneficiary rights.  The Seller shall pay and discharge when due, or contest in good faith, all of those Liabilities of the Seller that the Purchaser has not specifically agreed to assume pursuant to the provisions of this Agreement and the Assignment and Assumption Agreement.

2.2.

Purchase Price

In consideration for the sale, transfer, conveyance, assignment and delivery of the Acquired Assets by the Seller to the Purchaser, and the assumption by the Purchaser of the Assumed Liabilities from the Seller, the Seller shall be entitled to receive:

(a)

the sum of Twenty-One Million and No/100 Dollars ($21,000,000.00) (the “Business Purchase Payment”), which includes payment for the Acquired Intellectual Property, the Acquired Inventory listed in Schedule 1.1(b), the Acquired Equipment listed in Schedule 1.1(c), the Additional Equipment listed in Schedule 1.1(e); minus

(b)

the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Retail Transition Holdback”), which such Retail Transition Holdback shall be paid to the Seller six (6) months following the Closing Date provided that such Retail Transition Holdback shall be reduced by any and all incremental fees, fines and expenses paid by or charged to the Purchaser with respect to the Retail Business (as defined below), over and above the fees, if any,

Neenah-Wausau Asset Purchase Agreement

identified on Schedule 2.2(b) as being already paid by the Seller prior to the Effective Time, including, but not limited to, “slotting fees/charges,” “stocking fees/charges,” retailer system setup charges, mapping charges or similar fees, fines or expenses associated with the transfer of the Retail Business from the Seller to the Purchaser; provided, however, that, during the six (6) month period following the Closing Date, the Purchaser shall provide the Seller with periodic reports, no less often than once each calendar month, regarding any incremental fees, fines, or expenses that have been paid by or charged to the Purchaser with respect to the Retail Business, and such reports shall contain a reasonable level of detail with respect to each incident.  For purposes of this Section 2.2(b), the term “Retail Business” shall mean the customer relationships of the Seller that are identified on Schedule 2.2(b).

The sum of the items contained in Section 2.2(a) and Section 2.2(b) is hereinafter referred to as the “Purchase Price”).  At the Closing, the Purchase Price shall be paid by the Purchaser to the Seller in the manner described in Section 2.3 below.

2.3.

Payment of Purchase Price and Retail Transition Holdback

At the Closing, the Purchase Price shall be paid as follows:

(a)

that amount, if any, of the Purchase Price necessary to be paid to applicable lenders and other creditors of the Seller to release all Security Interests with respect to the Acquired Assets, or otherwise obtain clear title to the Acquired Assets, shall be paid directly to such lenders and other creditors in accordance with the payoff letters or other documentation provided by such creditors on the Closing Date;

(b)

the balance of the Purchase Price shall be paid by the Purchaser to the Seller by wire transfer or other immediately available funds to a bank or other account designated by the Seller in writing to the Purchaser on the Closing Date; and

(c)

six (6) months following the Closing Date, the Retail Transition Holdback shall be paid to the Seller by wire transfer or other immediately available funds to a bank or other account designated by the Seller in writing to the Purchaser assuming the conditions set forth in Section 2.2(b) have been satisfied in the reasonable assessment of the Purchaser.

2.4.

Additional Inventory Payment

Subject to the limitations set forth below in this Section 2.4, on May 31, 2012, the Purchaser shall pay to the Seller an amount equal to the sum of the following amounts (the “Additional Inventory Payment”) in consideration of the Additional Inventory as described on Schedule 1.1(d):

(a)

a sum equal to the remaining tons of Astrobrights® paper inventory (which are the Premium Business papers made under the Astrobrights® trademarks described in Schedule 3.17(A)(1), (4), (5) and (6), the “Astrobrights® Inventory”) multiplied by the per ton dollar value set forth in Item 1 on Schedule 2.4; plus

Neenah-Wausau Asset Purchase Agreement

(b)

a sum equal to the remaining tons of Premium Business paper inventory that is not Astrobrights® Inventory multiplied by the per ton dollar value set forth in Item 2 of Schedule 2.4.

The Additional Inventory Payment shall in no event be in excess of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000) and Purchaser is under no obligation to purchase any Additional Inventory that exceeds this cap (the “Additional Inventory Cap”); provided, however, the Purchaser shall use its Best Efforts to minimize any remaining Additional Inventory.  Should the Additional Inventory exceed the Additional Inventory Cap, Purchaser may choose, in its sole and absolute discretion, which Additional Inventory it desires to purchase within the Additional Inventory Cap.

2.5.

Time and Place of Closing

The closing of the Contemplated Transactions (the “Closing”) shall take place at a location mutually agreed to by the Parties at 10:00 a.m. Eastern Time on the later of (i) January 31, 2012, or (ii) five (5) Business Days following the satisfaction of all conditions precedent to the consummation of the Contemplated Transactions (or at such other date and time, or in such other manner as the Parties may agree) (the “Closing Date”).  The Parties agree that the Closing shall be effective as of the Effective Time.  Subject to the provisions of Section 9, failure to consummate the Contemplated Transactions on the date and time and at the place determined pursuant to this Section 2.5 will not result in the termination of this Agreement and will not relieve any Party of any obligation under this Agreement.

2.6.

Deliveries at the Closing

At the Closing, the Seller will deliver to the Purchaser the various certificates, instruments and documents referred to in Section 7 below; the Purchaser will deliver to the Seller the various certificates, instruments and documents referred to in Section 8 below; the Seller will execute, acknowledge (if appropriate) and deliver to the Purchaser such documents as the Purchaser and its counsel may reasonably request; the Purchaser will execute, acknowledge (if appropriate) and deliver to the Seller such documents as the Seller and its counsel, reasonably may request; and the Purchaser will deliver the Purchase Price in accordance with Section 2.3 above.

2.7.

Allocation of Purchase Price

The Purchase Price will be allocated among the Acquired Assets for Tax purposes only in accordance with Section 1060 of the IRC and the regulations thereunder (the “Purchase Price Allocation Methodology”).  Within One Hundred Eighty (180) days following the Closing Date, the Purchaser shall deliver to the Seller a schedule (the “Purchase Price Allocation Schedule”) allocating the Purchase Price among the Acquired Assets.  The Purchase Price Allocation Schedule shall be prepared in reasonable detail and consistent with the Purchase Price Allocation Methodology.  If the Seller does not provide any written comments within fifteen (15) days of receipt of the Purchase Price Allocation Schedule, then the Purchase Price Allocation Schedule as delivered by the Purchaser shall be final.  If, within fifteen (15) days of the receipt of the Purchase Price Allocation Schedule, the Seller provides written comments thereto, the Parties

Neenah-Wausau Asset Purchase Agreement

shall cooperate in good faith to resolve their differences.  If the Purchaser and the Seller are unable to reach agreement regarding the Purchase Price Allocation Schedule within fifteen (15) days following the Purchaser’s receipt of written comments from the Seller, then either the Purchaser or the Seller may by notice to the other submit to the Accounting Firm for determination, in accordance with this Section 2.7, the Purchase Price Allocation Schedule. The Parties may seek to agree upon detailed terms of reference to the Accounting Firm, but the Accounting Firm shall be entitled in its absolute discretion, subject to the provisions of this Section 2.7, to settle and determine such detailed terms of reference whether with or without involving the Parties. The Parties shall each have the right to make submissions regarding the Purchase Price Allocation Schedule to the Accounting Firm within such period as the Accounting Firm may specify. The Accounting Firm shall act as an expert and not as arbitrator and its decision regarding the Purchase Price Allocation Schedule shall (in the absence of manifest error or fraud) be final and binding on the Parties. The costs of the Accounting Firm shall be paid by the Purchaser and the Seller equally unless the Accounting Firm otherwise directs having regard, without limitation, to the conduct of the Parties. Each Party shall be responsible for the costs of its submissions to the Accounting Firm.  Each of the Parties will not take a position on any Tax Return, before any Governmental Body charged with the collection of any Tax, or in any Proceeding, that is in any way inconsistent with the Purchase Price Allocation Schedule and will cooperate with each other by timely filing all Tax Returns consistent with the allocation set forth on the Purchase Price Allocation Schedule on applicable forms with the IRS.

2.8.

Proration of Ad Valorem Taxes

Ad valorem real and tangible personal property taxes with respect to the Acquired Assets for the calendar year in which the Closing occurs shall be prorated between the Seller and the Purchaser as of the Closing Date, on the basis of no applicable discount. If the amount of such taxes with respect to any of the Acquired Assets for the calendar year in which the Closing occurs has not been determined as of the Closing Date, then the taxes with respect to such Acquired Assets for the preceding calendar year, on the basis of no applicable discount, shall be used to calculate such prorations, with known changes in valuation or millage applied. The prorated taxes shall be an adjustment to the amount of cash due from the Purchaser at the Closing. If the actual amount of any such taxes varies by more than Ten Thousand and No/100 dollars ($10,000.00) from estimates used at the Closing to prorate such taxes, then the Parties shall re-prorate such taxes within ten (10) days following request by either Party based on the actual amount of the tax bill.

3.

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE PARENT

The Seller and the Parent, represent and warrant to the Purchaser that the statements contained in this Section 3 are true, correct and complete as of the date hereof, and will be true, correct and complete as of the Closing Date, except as specified to the contrary in the corresponding section of the disclosure schedules prepared by the Seller accompanying this Agreement (the “Disclosure Schedules”).  The Disclosure Schedules will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

3.1.

Organization and Good Standing

Neenah-Wausau Asset Purchase Agreement

The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Wisconsin.  The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Wisconsin.  The Seller has full limited liability company power and authority to conduct its business (including the Business) as it is now being conducted, and to own or use the properties and assets (including the Acquired Assets) that it purports to own or use in connection with its business.  The Seller and the Parent each have the requisite power and authority to perform all of their respective obligations under the Transaction Documents.  The Seller is duly qualified to do business as a foreign corporation and is in good standing under the Legal Requirements of each state or other jurisdiction in which the conduct of the Business requires such qualification.  The Seller has all requisite limited liability company power and authority and all Governmental Authorizations necessary to carry on the Business as now being conducted and to own, lease and operate the Acquired Assets.  The copies of the Organizational Documents of the Seller that have been previously delivered to the Purchaser are the complete, true and correct Organizational Documents of the Seller in effect as of the date hereof and as of the Closing Date.  Except as set forth in Schedule 3.1, the Seller has no subsidiary and does not own any shares of capital stock or other securities of any other Person.

3.2.

Authority; No Conflict

(a)

This Agreement constitutes the legal, valid and binding obligation of each of the Seller and the Parent, enforceable against the Seller and the Parent in accordance with its terms (subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity).  Upon the execution and delivery by the Seller and the Parent of the other Transaction Documents to which the Seller and the Parent is a party, such Transaction Documents will constitute the legal, valid and binding obligations of the Seller and the Parent, as applicable, enforceable against the Seller and the Parent in accordance with their respective terms (subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other Legal Requirements  now or hereafter in effect relating to creditors’ rights generally and general principles of equity).  The Seller and the Parent each has the right, power, authority and capacity to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder.

(b)

Except as set forth in Schedule 3.2, neither the execution and delivery of the Transaction Documents nor the consummation of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with or result in a violation of (A) any provision of the Organizational Documents of the Seller or the Parent, or (B) any resolution or authorization adopted by the board of directors or shareholders of the Seller or the Parent; (ii) contravene, conflict with or result in a violation of any Legal Requirement or Order or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions; (iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by the Seller or the Parent; (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any of the Acquired

Neenah-Wausau Asset Purchase Agreement

Contracts; or (v) result in the imposition or creation of any Security Interest upon or with respect to any of the Acquired Assets or the Assumed Liabilities.  Except as set forth in Schedule 3.2, neither the Seller nor the Parent is required to obtain any Consent from any Person in connection with the execution and delivery of the Transaction Documents or the consummation or performance of any of the Contemplated Transactions.  There is no Proceeding pending, or to Seller’s Knowledge, threatened against the Seller or the Business that questions the validity or enforceability of the Transaction Documents or the Contemplated Transactions or any action taken pursuant hereto or thereto in any court or before or by any Governmental Body.

3.3.

Authorized and Outstanding Equity Interests

The Parent owns, of record and beneficially, good and valid title to all of the issued and outstanding units of limited liability company interest of the Seller, and has the full and exclusive power, right and authority to vote such interests and is not a party to or bound by any agreement affecting or relating to its right to vote such interests.

3.4.

Business Records

The Business Records included in the Acquired Assets are true, complete and correct in all material respects and have been maintained in accordance with sound business practices and applicable Legal Requirements.

3.5.

Title to Properties; Security Interests

The Seller has, and at the Closing will have, good and marketable title to all of the Acquired Assets and as of the Effective Time no other Person will have any interest in or claims upon the Acquired Assets, all of which will be transferred to the Purchaser at the Closing, free and clear of any Security Interest.  After giving effect to the Closing, the Purchaser will have good title to all of the Acquired Assets, free and clear of any Security Interest.

3.6.

Condition and Sufficiency of Assets

The Acquired Equipment and the Additional Equipment is in good operating condition and repair, and is adequate for the uses to which it is currently being put, and none of such equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs, the cost of which are not, either individually or in the aggregate, material in amount.  All of the Acquired Inventory is merchantable and of a quality and condition to be usable and saleable in the Ordinary Course of Business; provided that the failure of the Acquired Inventory to be of such a quality or condition does not materially impact, or is not reasonably expected to materially impact, the Acquired Inventory taken as a whole.  All of the third party environmental certifications that the Seller purports to have with respect to the Additional Inventory and Acquired Inventory are outstanding and valid.

3.7.

Taxes

The Seller has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to it pursuant to applicable Legal Requirements that relate to the Acquired Assets or the Business and has paid all Taxes due with respect to such Tax Returns to

Neenah-Wausau Asset Purchase Agreement

the extent that non-payment of such Taxes would give rise to a Security Interest in the Acquired Assets.  There are no unpaid Taxes that could give rise to a Security Interest in the Acquired Assets.  There exists no proposed Tax assessment against the Seller with respect to the Business or the Acquired Assets.  All Taxes that the Seller with respect to the Acquired Assets or the Business is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.  All Tax Returns filed by the Seller with respect to the Acquired Assets and the Business are true, correct and complete.

3.8.

Financial Information

(a)

The Seller previously made available to the Purchaser financial information related to the Premium Business including (a) a breakdown of sales showing tons, selling prices and distribution channel by brand and/or SKU; (b) cost information, including manufacturing costs per ton by category and selling and administrative expenses, for the past three years (2011 to date, 2010 and 2009); (c) aging and other information regarding the Acquired Inventory (collectively, the “Financial Information”).

(b)

The Financial Information is true, correct and complete, and presents fairly (a) a breakdown of sales showing tons, selling prices and distribution channel by brand and/or SKU; (b) cost information, including manufacturing costs per ton by category and selling and administrative expenses, for the past three years (2011 to date, 2010 and 2009); (c) aging and other information regarding the Acquired Inventory.  The Financial Information has been prepared from, and is in accordance with, the books and records of the Seller.

3.9.

Compliance with Legal Requirements; Governmental Authorizations

(a)

Except as set forth in Schedule 3.9: (i) the Seller has complied in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of the Business or the ownership or use of any of the Acquired Assets; (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a material violation by the Seller of, or a failure on the part of the Seller to comply with, any Legal Requirement in the conduct of the operation of the Business; and (iii) the Seller has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement that specifically relates to the Seller’s conduct or operation of the Business involving the Acquired Assets.

(b)

Schedule 3.9 contains a complete and accurate list of each Governmental Authorization that is held by the Seller that solely relates to the Business or to any of the Acquired Assets.

3.10.

Legal Proceedings; Orders

(a)

Except as set forth in Schedule 3.10, there is no pending Proceeding: (i) that has been commenced by or against the Seller with respect to the Acquired Assets or the Assumed Liabilities; or (ii) that challenges, or that may have the effect of preventing, delaying,

Neenah-Wausau Asset Purchase Agreement

making illegal or otherwise interfering with, any of the Contemplated Transactions.  To the Knowledge of the Seller, (A) no such Proceeding has been threatened, and (B) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.  The Proceedings listed in Schedule 3.10 will not have a Material Adverse Effect.

(b)

Except as set forth in Schedule 3.10, there is no Order to which the Seller, the Business or the Acquired Assets is subject that significantly impacts, or could be reasonably expected to have a significant impact on, the Acquired Assets.

3.11.

Intentionally Omitted.

3.12.

Absence of Certain Changes and Events

Since January 1, 2011, (i) except as set forth in Schedule 3.12, to the Seller’s Knowledge, there has not occurred any changes that, individually or in the aggregate, has resulted in a Material Adverse Effect and (ii) the Seller has conducted the Business only in the Ordinary Course of Business.  Except as set forth in Schedule 3.12, since January 1, 2011, the Seller has not:

(a)

mortgaged, pledged or subjected, or allowed or suffered to become subject, to any Security Interest, any material portion of the Acquired Assets;

(b)

entered into any settlement, conciliation or similar contract involving material claims, or paid, discharged, settled, waived or satisfied any material Liabilities or rights of the Seller with respect to the Acquired Assets;

(c)

instituted any Proceeding before any Governmental Body relating to the Acquired Assets;

(d)

waived any material rights or claims of the Seller with respect to the Acquired Assets;

(e)

cancelled, or agreed to cancel, any material Indebtedness or other obligation owing to the Seller with respect to the Acquired Assets;

(f)

sold or transferred, or agreed to sell or transfer, any material assets, properties or rights of the Seller with respect to the Acquired Assets; or

(g)

entered into or approved any Contract, arrangement or understanding to do, engage in or cause or having the effects of, any of the foregoing.

3.13.

Contracts; No Defaults

(a)

Schedule 3.13 contains a complete and accurate list of: (i) each license, lease, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in, any of the Acquired Assets; (ii) each Contract with respect to the Acquired Intellectual Property; (iii) each Contract that is

Neenah-Wausau Asset Purchase Agreement

material to the Acquired Assets or the operations or prospects of the Business and solely relates to the Seller’s conduct or operation of the Business involving the Acquired Assets; and (iv) each written warranty, guaranty or other similar undertaking with respect to the Acquired Assets.  For the avoidance of doubt, any Contract pursuant to which the Seller, in connection with the operation of the Business, receives or expends more than One Hundred Thousand and No/100 Dollars ($100,000.00) in any period of 12 consecutive months shall be deemed “material” for purposes of the foregoing representation and warranty.

(b)

The Seller has made available to the Purchaser prior to the date hereof a correct and complete copy of each written Contract listed in Schedule 3.13 (as amended to date) and a brief written summary setting forth the terms and conditions of any oral Contract referred to in Schedule 3.13.

(c)

With respect to each Acquired Contract:  (i) the Acquired Contract is legal, valid, binding, enforceable and in full force and effect; (ii) the Acquired Contract will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms as of the Closing Date immediately after giving effect to the consummation of the Contemplated Transactions; (iii) the Seller is not in breach or default and, to Seller’s Knowledge, no other party is in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration, under the Acquired Contract; (iv) the Seller has complied with all applicable terms and requirements of the Acquired Contract; (v) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Seller or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, the Acquired Contract; and (iii) the Seller has not given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, the Acquired Contract.

(d)

There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Seller under the Acquired Contracts, with any Person, and to the Knowledge of the Seller, no such Person has made written demand for such renegotiation.

3.14.

Customers

Schedule 3.14 sets forth each customer of the Seller who accounted for more than Twenty-Five Thousand Dollars ($25,000) of the revenues of the Business for the fiscal year ended December 31, 2010, and who has or is expected to account for more than Twenty-Five Thousand Dollars ($25,000) of the revenues of the Business for the fiscal year ending December 31, 2011 (collectively, the “Customers”).  Except to the extent disclosed in Schedule 3.14, since December 31, 2010, no Customer has altered or amended in a material way, or cancelled or otherwise terminated, its relationship with the Seller.  Except to the extent disclosed in Schedule 3.14, no Customer has provided the Seller with written notice (or to the Seller’s Knowledge, oral notice) of any plan or intention to terminate, to cancel or otherwise modify in a material way its relationship with the Seller or to materially decrease its usage, purchase or distribution of the services or products of the Seller.  In addition, the Seller has not entered into,

Neenah-Wausau Asset Purchase Agreement

extended or otherwise put in place any rebate programs or volume incentives for its commercial business for 2012.

3.15.

Environmental Matters

There are no pending or, to the Knowledge of the Seller, threatened, claims, Security Interests or other restrictions of any nature, resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to the Acquired Assets.

3.16.

Intentionally Omitted

3.17.

Intellectual Property

(a)

Schedule 3.17 sets forth a correct and complete list of (i) all Acquired Intellectual Property, including Trademarks, used in the Business that is registered or for which registration applications are pending; and (ii) all Trademarks used in the Business for which no registration exists and no application is pending.  To the Knowledge of the Seller, the registrations listed in Schedule 3.17 are valid, in effect and subsisting, except as otherwise provided on Schedule 3.17.  The Seller owns or has the valid right to use all Intellectual Property necessary to continue the Business as conducted as of the date hereof; to grant to Purchaser the license rights described the definition of Nonexclusive Intellectual Property that is contained in the definition of Acquired Intellectual Property (if in fact any such license of Nonexclusive Intellectual Property rights are granted in connection with the Contemplated Transactions); and to convey to Purchaser good title to all of the other Acquired Intellectual Property free and clear of any Security Interests.  Except to the extent any Nonexclusive Intellectual Property is licensed to the Purchaser in connection with the Contemplated Transactions, the Acquired Intellectual Property is held exclusively by the Seller.  The Acquired Intellectual Property is all of the Intellectual Property necessary to the manufacture and sale of the products currently marketed under the Business Trademarks.  The Acquired Intellectual Property is free of any rights of third parties, including without limitation license rights, except as set forth on Schedule 3.17.

(b)

Except as set forth on Schedule 3.17:

(i)

the conduct of the Business as it has been operated within the two (2) years immediately preceding the Closing Date does not infringe or otherwise violate in any material respect any Intellectual Property rights of any third Person, and there is no material claim pending or threatened against the Seller alleging such infringement or other violation;

(ii)

there are no pending or completed proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office), Internet registration authority or equivalent authority anywhere in the world related to any of the Acquired Intellectual Property or restricting in any manner the use, transfer or licensing thereof by the Seller;

(iii)

to the Knowledge of Seller, no Person is infringing or otherwise violating any Intellectual Property and there is no material claim pending or

Neenah-Wausau Asset Purchase Agreement

threatened by the Seller against any Person alleging such infringement or other violation; and

(iv)

the payment of all fees that are due on or before, or within thirty (30) days after, the Closing Date, and necessary to maintain registration or similar rights in the Acquired Intellectual Property has been made.

(c)

The Seller uses commercially reasonable efforts to protect the confidentiality of its material trade secrets and, to the Knowledge of the Seller, such efforts have not been unsuccessful.

3.18.

Intentionally Omitted

3.19.

Relationships with Related Parties

No Related Person of the Seller or the Parent has or has had since January 1, 2010, any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to any Acquired Asset or Assumed Liability.  No Related Person of the Seller or the Parent owns or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has had business dealings or a material financial interest in any transaction that solely relates to the Seller’s conduct or operation of the Business involving the Acquired Assets.

3.20.

Product Warranty and Liability

Schedule 3.20 sets forth (i) the standard warranties and return policies (by product) provided by the Seller in connection with the Business and (ii) a summary of product returns for 2010 and 2011 year-to-date describing the reason for each return and whether it was covered by warranty.  No customer of the Business who has or is expected to purchase, on an annual basis, more than $1,000,000 of products has been provided warranties or return rights that vary materially from the standard warranties and return policies described on Schedule 3.20.  Except as set forth in Schedule 3.20, there are no claims pending against the Seller for the violation of any product warranties given by the Seller with respect to products sold by the Business and, to the Knowledge of the Seller, there is no basis for any such claim.  The Seller has not granted any warranty terms to customers of the Business that are outside of the Ordinary Course of Business.

3.21.

Brokers or Finders

Neither the Seller nor the Parent has incurred any obligation or Liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

3.22.

Disclosure

The representations and warranties contained in this Section 3 (including the Disclosure Schedules) do not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statement and information contained in this Section 3 not misleading.

Neenah-Wausau Asset Purchase Agreement

4.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller and the Parent as follows:

4.1.

Organization and Good Standing

The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.2.

Authority; No Conflict

(a)

The Transaction Documents constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms (subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other Legal Requirements now or hereafter in effect relating to creditors’ rights generally and general principles of equity).  The Purchaser has the right, power and authority to execute and deliver the Transaction Documents, and to perform its obligations under such Transaction Documents.

(b)

Neither the execution and delivery of the Transaction Documents by the Purchaser, nor the consummation or performance of any of the Contemplated Transactions by the Purchaser, will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to: (i) any provision of the Organizational Documents of the Purchaser; (ii) any resolution adopted by the board of directors of the Purchaser; or (iii) any Legal Requirement or Order to which the Purchaser may be subject.  Other than Consents received as of the Closing Date, the Purchaser is not required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation of any of the Contemplated Transactions.

4.3.

Certain Proceedings

There is no pending Proceeding that has been commenced against the Purchaser and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.  To the Knowledge of the Purchaser, no such Proceeding has been threatened.

4.4.

Brokers or Finders

The Purchaser and its directors, officers and agents have not incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

4.5.

Disclosure

The representations and warranties contained in this Section 4 do not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statement and information contained in this Section 4 not misleading.

Neenah-Wausau Asset Purchase Agreement

5.

PRE-CLOSING COVENANTS

5.1.

Access and Investigation

Between the date of this Agreement and the Closing Date, the Seller and the Parent will, and will cause their respective Representatives to, (a) afford the Purchaser and its Representatives full and free access to the Acquired Assets, the Assumed Liabilities, the Business, the payroll information, properties, contracts, books and records, and other documents and data of the Business; (b) furnish the Purchaser and its Representatives with copies of all such contracts, books and records, and other existing documents and data as the Purchaser and its Representatives may reasonably request; and (c) furnish the Purchaser and its Representatives with such additional financial, payroll, operating and other data and information as the Purchaser and its Representatives may reasonably request; provided, however, that any such information requested shall relate solely to the Acquired Assets, the Assumed Liabilities, or the Business.  The Seller acknowledges and agrees that from and after the Closing, the Purchaser will have the right to possession of the Business Records; provided, however, that the Seller shall have the right to obtain access to such documents, books, records (including Tax records), agreements and financial data to the extent related to the period prior to the Closing and make photocopies thereof for a proper purpose, such as in connection with the preparation of its Tax Returns.

5.2.

Operation of the Business

Between the date of this Agreement and the Closing Date, the Seller will: (a) operate the Business (or otherwise conduct the Business) only in the Ordinary Course of Business; (b) use Best Efforts to preserve intact the Business and the Acquired Assets and to maintain the relations and goodwill with suppliers, creditors, employees, agents and others having business relationships with the Business including, without limitation, customers subject to the Acquired Contracts; (c) confer with the Purchaser concerning operational matters of the Business of a material nature; (d) not enter into any material Contract relating solely to the Business (for purposes of this Section 5.2, the word “material” shall refer to any contract or commitment which, if it had been entered into prior to execution of this Agreement, would have been required to be disclosed in Section 3); and (e) otherwise report periodically to the Purchaser concerning the status of the Business, the Acquired Assets and the Assumed Liabilities.

5.3.

Negative Covenant

Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Seller will not, without the prior consent of the Purchaser, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 3.12 could occur.

5.4.

Required Approvals

As promptly as practicable after the date of this Agreement, the Seller will use its Best Efforts to receive all necessary Consents (i) of each Governmental Body from which Consent may be required to consummate the Contemplated Transactions, (ii) of all other Persons whose consent to the consummation of the Contemplated Transactions may be required, or who may have a Security Interest in any of the Acquired Assets, and (iii) with respect to each matter, and

Neenah-Wausau Asset Purchase Agreement

from each Person, specifically identified in Schedule 5.4 (collectively, the “Required Approvals”).  Between the date of this Agreement and the Closing Date, each Party will cooperate with each other Party with respect to all filings that each such Party elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions.

5.5.

Release of Security Interests

The Seller will take all necessary action to cause the release of all Security Interests on the Acquired Assets prior to or simultaneous with the Closing.

5.6.

No Negotiation

Until such time, if any, as this Agreement is terminated pursuant to Section 9, the Seller and the Parent agree not to, and will not permit any of their respective Representatives to, directly or indirectly, (a) solicit, initiate or encourage the submission or proposal of any offers, or accept any offers, or enter into a confidentiality agreement, letter of intent or purchase agreement or other similar agreement with any Person other than the Purchaser, with respect to the acquisition of some or all of the equity interests of the Seller, or a merger, consolidation, business combination, sale of all or any portion of the assets of the Seller or any similar extraordinary transaction that is similar to the Contemplated Transactions with respect to the Business (an “Acquisition Proposal”); or (b) participate in any discussions or negotiations regarding, or furnish to any Person other than the Purchaser any information with respect to, or otherwise cooperate in any way with or assist, facilitate or encourage any Acquisition Proposal by any Person other than the Purchaser.  The Seller agrees to notify the Purchaser (within two (2) Business Days) of all relevant terms of any Acquisition Proposal by any other Person (including the identity of any such person) that the Seller or the Parent, or any of their respective Representatives, may receive, and, if such Acquisition Proposal is in writing, the Seller will deliver to the Purchaser a copy of such Acquisition Proposal.  The Seller further agrees to terminate simultaneously with the execution and delivery of this Agreement any discussions regarding an Acquisition Proposal that may be ongoing as of such time.

5.7.

Best Efforts

Between the date of this Agreement and the Closing Date, each of the Parties will use their respective Best Efforts to cause the conditions in Section 7 and Section 8 to be satisfied.

5.8.

Assignment of Interests in Acquired Assets

Nothing in this Agreement shall be deemed to constitute or require an assignment or an attempt to assign any of the Acquired Assets if the attempted assignment without the Consent of a third party would adversely affect in any way the rights of the Purchaser.  If any such Consent shall not have been obtained at or prior to the Closing, or the attempted transfer or assignment of any of the Acquired Assets, would have an adverse effect on the Purchaser, then, at the Purchaser’s option, the Seller will cooperate with the Purchaser in any reasonable arrangement designed to provide for the Purchaser the rights and benefits of such Acquired Assets, including, enforcing, at the Seller’s cost and expense, for the benefit of the Purchaser any or all rights of the Seller against any other party arising out of the breach or cancellation by such other party, while permitting the Purchaser the possession and use of such Acquired Assets for Purchaser’s account

Neenah-Wausau Asset Purchase Agreement

as if such Acquired Assets had been so transferred, assigned and delivered, or otherwise.  Following the Closing, pending the obtaining of such Consents, the Purchaser will continue performance of any remaining unfulfilled obligations of the Seller that would have constituted Assumed Liabilities had the Acquired Assets relating or subject thereto been assigned, in the same manner as though the same were subcontracted to the Purchaser on the same terms and conditions as contained in the agreements.

5.9.

Notification of Certain Events

The Seller and the Parent shall give prompt notice to the Purchaser of (a) any fact, event or circumstance of which either the Seller or the Parent has Knowledge that, individually or taken together with all other facts, events and circumstances of which either the Seller or the Parent has Knowledge is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, or that would cause or constitute a breach of any of their respective representations, warranties, covenants or agreements contained herein; (b) any fact, event or circumstance of which either the Seller or the Parent has Knowledge that individually or taken together with all other facts, events and circumstances of which the Seller or the Parent has Knowledge, has had or is reasonably likely to result in the failure of any condition precedent to the Purchaser’s obligations contained herein; and (c) any notice or other communication from any Governmental Body in connection with the Contemplated Transactions; provided that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect any remedies available to the Purchaser or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

5.10.

Supplements to Disclosure Schedules

From time to time up to the Closing Date, the Seller shall promptly supplement the Disclosure Schedules with respect to any matter (i) first existing or occurring after the date hereof which, if existing or occurring at or prior to such date, would have been required to be set forth in any of the Disclosure Schedules to this Agreement, or (ii) that is necessary to correct any information in such Disclosure Schedule that is inaccurate on account thereof.  No supplement to the Disclosure Schedules shall have any effect for purposes of determining satisfaction of the conditions set forth in Section 7 of this Agreement unless such supplement is accepted by the Purchaser in writing in its sole discretion.  For purposes of determining whether there is any misrepresentation or breach of warranty, covenant or agreement by the Seller or the Parent hereunder, the Disclosure Schedules delivered by the Seller and the Parent shall be deemed to include only the information contained therein on the date of this Agreement or as those Disclosure Schedules may be supplemented prior to the Closing in writing with the Purchaser’s consent, which consent may be withheld by the Purchaser in its sole discretion.

5.11.

Employees

From the time of execution of this Agreement and for sixty (60) days following Closing, Purchaser shall have the right, subject to Seller’s approval of the specific personnel and reasonable restrictions on scheduling and location, to interview any Seller approved salaried employee of Seller (each, a “Potential Employee”) who are directly associated with the Premium Business and/or Board Business (including, but not limited to sales, marketing, finance,

Neenah-Wausau Asset Purchase Agreement

accounting and operations) for potential employment by Purchaser following the Closing.  Except as otherwise agreed by the Parties, the Purchaser may offer at-will employment to any Potential Employee (such employees to whom the Purchaser offers employment collectively referred to as the “Transitioned Employees”).  Notwithstanding any of the foregoing, the Purchaser is not assuming any Liability with respect to (i) any employment, deferred compensation or similar Contract with any Transitioned Employee; (ii) any severance obligation to any Transitioned Employee, or any other employee of the Seller; or (iii) any Company Plan.  Further, the Parties agree that Seller or the Transitioned Employees, at their sole cost and expense, shall be responsible for any continuation coverage required under COBRA (including continuation coverage resulting from any transactions prior to or contemplated by this Agreement).  The Seller and the Parent shall release any Transitioned Employee from any restrictive covenant benefitting the Seller and relating to the Business to which any such employee may be subject, including covenants imposing non-competition, non-solicitation and non-disclosure obligations on such Transitioned Employee.

5.12.

Meetings with Customers

Between the date of this Agreement and the Closing Date, the Seller shall permit the Purchaser and its Representatives to discuss and meet and shall cooperate in such discussions and meetings, upon the reasonable request of the Purchaser, with any material customer of the Business.  An appropriate Representative of the Seller may accompany the Purchaser’s Representatives on such visits and may participate with the Purchaser’s Representatives in any such discussions.  The Seller agrees to cooperate with the Purchaser, as reasonably requested by the Purchaser, in the preparation of a presentation to such Persons with respect to the Contemplated Transactions.

6.

POST-CLOSING COVENANTS

6.1.

Litigation Support

Following the Closing, in the event and for so long as any Party actively is contesting or defending against any Proceeding in connection with the (i) Contemplated Transactions or (ii) any  fact, situation, circumstance, status, condition, activity, practice, plan occurrence, event, incident, action, failure to act or transaction on or prior to the Effective Time involving any Party, each of the other Parties will reasonably cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefore under Section 10 below).

6.2.

Transition

The Seller and the Parent will each use their respective Best Efforts not to take any action that is designed or intended to have the effect of discouraging any Customer of the Business from maintaining the same business relationships with the Purchaser after the Closing as it maintained with the Seller prior to the Closing.  In addition, between the Closing Date and May 31, 2012, the Seller will use its Best Efforts to preserve the quality and condition of the

Neenah-Wausau Asset Purchase Agreement

Additional Inventory and take all necessary action to cause the release of all Security Interests on the Additional Inventory prior to or simultaneous with the transfer of such Additional Inventory to the Purchaser as described in Section 2.4.

6.3.

Tax Matters

(a)

With respect to the Contemplated Transactions, the Parties will provide each other with such cooperation and information as any of them may reasonably require in connection with the filing of any Tax Return, including Tax Returns relating to the application of the successor employer rules for payroll Tax purposes contained in IRC Sections 3121(a)(1) and 3306(b)(1), the determination of a liability for Taxes or a right to a refund for Taxes, or the preparation for litigation or investigation of any claim for Taxes or a right to a refund for Taxes.  Each Party shall retain all Tax Returns, schedules, work papers, and all other materials, records or documents with respect to the Business and the Acquired Assets until the expiration of the statute of limitations for the taxable years to which such Tax Returns and other documents relate.  Any information obtained under this provision shall be kept confidential by the Parties, except as may be necessary in connection with the filing of such Tax Returns.

(b)

All sales, transfer and similar Taxes arising from or associated with the Contemplated Transactions, whether levied on the Purchaser or the Seller, shall be paid by the Seller.

6.4.

Restrictive Covenants

(a)

From and after the Closing, and except as otherwise provided in Section 11.2, the Parties will treat and hold as confidential all of the Confidential Information and the terms and conditions contained in the Transaction Documents and in respect to the Contemplated Transactions; refrain from using any of the Confidential Information and deliver promptly to the other Parties (as applicable), or destroy, at the request and option of the other Parties (as applicable), all tangible embodiments (and all copies) of the Confidential Information that are in such Party’s possession.  In the event that a Party is requested or required (by oral question or request for information or documents in any Proceeding) to disclose any Confidential Information or the terms and conditions contained in this Agreement and in respect to the Contemplated Transactions, such Party will notify the other Parties (as applicable) promptly of the request or requirement so that the other Parties (as applicable) may seek an appropriate protective order or waive compliance with the provisions of this Section 6.4(a).  If, in the absence of a protective order or the receipt of a waiver hereunder, a Party is, on the advice of counsel, compelled to disclose any Confidential Information or the terms and conditions contained in this Agreement and in respect of the Contemplated Transactions, to any tribunal or else stand liable for contempt, that Party may disclose the Confidential Information or the terms and conditions contained in this Agreement and in respect of the Contemplated Transactions, as the case may be, to the tribunal; provided, however, that the disclosing Party shall use its Best Efforts to obtain, at the reasonable request of the other Parties (as applicable) and at the sole expense of the other Parties (as applicable), an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information or the terms and conditions contained in this Agreement and in respect of the Contemplated Transactions, as the case may be, required to be disclosed as the other Parties (as applicable) shall designate.

Neenah-Wausau Asset Purchase Agreement

(b)

Each of the Seller and the Parent expressly covenants and agrees that, for a period of five (5) years from and after the Closing Date, the Seller and the Parent will not, within the Territory, either directly or indirectly, on its own behalf or in the service or on behalf of others, engage in or provide managerial, supervisory, sales, marketing or consulting services or assistance to, or own a beneficial interest in, any Competing Business (or any material aspect thereof).  Additionally, the Seller and the Parent expressly covenant and agree that, with respect to any subsequent purchaser and their successor(s) (a “Subsequent Asset Purchaser”) of the manufacturing assets of the Seller’s paper mill located in Brokaw, Wisconsin (the “Brokaw Mill”) or Brainerd, Minnesota (the “Brainerd Mill”), the Seller and the Parent shall cause such Subsequent Asset Purchaser to agree, as a condition precedent to the sale of the applicable assets to such Subsequent Asset Purchaser, that for a period of five (5) years from and after the Closing Date, such Subsequent Asset Purchaser shall not, using the assets purchased from the Brokaw Mill or the Brainerd Mill, on its own behalf or in the service or on behalf of others, engage in the manufacture of any paper grades that directly compete with the Premium Business as conducted by the Seller as of the Closing Date.  For the avoidance of doubt, the foregoing restrictions will not apply to any Excluded Assets.

(c)

For a period of five (5) years from and after the Closing Date, the Seller and the Parent will not, directly or indirectly, for itself or for any other Person (other than the Purchaser or any of its Affiliates), call on or solicit any customer that is party to one or more of the Acquired Contracts for the purpose of competing with the Premium Business, nor shall the Seller or the Parent make known to any Person other than the Purchaser (i) the names and contact information of such customers for the purposes of enabling such Person to compete with the Premium Business or (ii) any information relating in any manner to the trade or business relationship of the Premium Business with such customers.

(d)

For a period of five (5) years from and after the Closing Date, each of the Seller and the Parent will not, directly or indirectly, for itself or for any other Person (other than the Purchaser or its Affiliates), recruit or hire away or attempt to recruit or hire away, on any of their behalves or on behalf of any other Person, any of the Transitioned Employees.

(e)

Each of the Seller and the Parent acknowledges that the Purchaser has agreed to enter into this Agreement based, in part, on the Seller’s and the Parent’s agreement to the restrictive covenants contained in Section 6.4(b).  The Seller and the Parent also acknowledge that the covenants contained in Section 6.4(b) are reasonable in scope and duration.

(f)

If any covenant in Section 6.4(b) is held to be unreasonable, arbitrary or against public policy, such covenant will be considered to be divisible with respect to scope, time and geographic area, and such lesser scope, time or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding and enforceable against Seller and the Parent.

(g)

The Seller and the Parent agree and acknowledge that money damages may not be an adequate remedy for any breach or threatened breach of the provisions of Section 6.4(b) and that the Purchaser may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief to enforce or prevent any violations or threatened violations of the provisions of Section 6.4(b).

Neenah-Wausau Asset Purchase Agreement

6.5.

Release

Anything contained herein to the contrary notwithstanding, in consideration of the Purchase Price, as of and following the Effective Time, the Seller and the Parent, in their capacities as sellers of the Acquired Assets and assignors of the Assumed Liabilities hereunder, knowingly, voluntarily and unconditionally release, forever discharge, and covenant not to sue the Purchaser or any of its Affiliates, their respective predecessors, successors, parents, subsidiaries and other Affiliates, and all of their respective current, former and future Representatives, from and for any and all claims, causes of action, demands, suits, debts, obligations, liabilities, damages, losses, costs, and expenses (including attorneys’ fees) of every kind or nature whatsoever, known or unknown, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, due or to become due, actual or potential, suspected or unsuspected, fixed or contingent, that the Seller of the Parent has or may have, now or in the future, arising out of, relating to or resulting from any rights to payments, or other compensation, act of commission or omission, errors, negligence, strict liability, breach of contract, right to indemnification, tort, violations of law, matter or cause of action based on any theory of successor liability related to or arising out of the ownership by the Seller and the Parent of any of the Acquired Assets or the Assumed Liabilities or the operation by the Seller or the Parent of the Business; provided, however, that such release shall not cover any claims against the Purchaser arising under any of the Transaction Documents or the Excluded Assets or Excluded Liabilities.

6.6

IP Assignment Agreements

The Parent and the Seller will each use their respective Best Efforts to assist the Purchaser with the filing of the IP Assignment Agreements in the relevant jurisdictions necessary to pass title to the Acquired Intellectual Property.

7.

CONDITIONS PRECEDENT TO THE PURCHASER’S OBLIGATION TO CLOSE

The Purchaser’s obligation to effect the Closing and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part):

7.1.

Accuracy of Representations; Performance by the Seller and the Parent

(a)

The representations and warranties of the Seller and the Parent in this Agreement must have been accurate in all respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date except for those representations and warranties that are qualified by “materiality” or similar concepts which shall be accurate in all respects on the Closing Date.

(b)

At or prior to the Closing, the Seller and the Parent shall have fully performed or complied with the covenants and obligations that the Seller and the Parent are required to perform or comply with pursuant to this Agreement.

7.2.

Additional Documents

Neenah-Wausau Asset Purchase Agreement

The Seller and the Parent, as applicable, must have delivered each of the following additional executed documents:

(a)

the Exact Brand License Agreement;

(b)

the Manufacturing and Supply Agreement;

(c)

the Transition Services Agreement;

(d)

the Bill of Sale;

(e)

the Assignment and Assumption Agreement;

(f)

the IP Assignment Agreements;

(g)

the Closing Statement;

(h)

such other instruments and documents as may be reasonably requested by the Purchaser to complete the transfer of the Acquired Assets and the Assumed Liabilities, each in form and substance satisfactory to the Purchaser;

(i)

the License Agreement, if applicable; or, alternatively, a certificate executed by the Seller representing and warranting to the Purchaser that there is no Nonexclusive Intellectual Property;

(j)

a certificate executed by each of the Seller and the Parent representing and warranting to the Purchaser that each of the representations and warranties of the Seller and the Parent in this Agreement was accurate as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date except for those representations and warranties that are qualified by “materiality” or similar concepts which shall be accurate in all respects on the Closing Date;

(k)

a certificate executed by the Seller certifying that the conditions set forth in Section 7 have been satisfied; and

(l)

a certificate of a manager or officer of the Seller and the Parent as to the incumbency of its managers (with respect to the Seller) and officers (with respect to the Parent), certifying and attaching a copy of a certificate evidencing the organization and good standing of the Seller and the Parent as of a date no earlier than five (5) Business Days prior to the Closing Date, and certifying and attaching copies of the resolutions adopted by the member and managers of the Seller with respect to the Contemplated Transactions.

7.3.

Release of Security Interests

The Seller shall have satisfied all obligations owed to its creditors necessary to release all Security Interests encumbering, and otherwise permit the Purchaser to obtain marketable title to, the Acquired Assets or, at the Purchaser’s option, shall have obtained payoff letters and releases from such creditors, in form and substance satisfactory to the Purchaser, which contain payoff

Neenah-Wausau Asset Purchase Agreement

and release information with respect to the satisfaction of such obligations and the release of all such Security Interests on and as of the Closing Date, and provided such payoff letters to the Purchaser.

7.4.

No Proceedings

No Proceeding shall be threatened or commenced (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions, or (c) that involves any material claim against the Business or the Acquired Assets.

7.5.

No Claim Regarding Ownership or Sale Proceeds

There must not have been made or threatened by any Person any claim asserting that such Person (a)  has any interest in or right to acquire the Acquired Assets or the Assumed Liabilities, or (b) is entitled to all or any portion of the Purchase Price.

7.6.

No Material Adverse Effect

There must not have been any Material Adverse Effect, and no event shall have occurred or circumstance may exist that would reasonably be expected to result in such a Material Adverse Effect.

7.7.

Required Consents

All Required Approvals listed in Schedule 5.4 shall have been obtained and shall be in full force and effect.

7.8.

No Prohibition

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene or conflict with, or result in a material violation of, or cause the Purchaser or any Person affiliated with the Purchaser to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

8.

CONDITIONS PRECEDENT TO THE SELLER’S AND THE PARENT’S OBLIGATION TO CLOSE

The Seller’s and the Parent’s obligation to effect the Closing and to take the other actions required to be taken by the Seller and the Parent at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Seller or the Parent, in whole or in part):

8.1.

Accuracy of Representations; the Purchaser’s Performance

Neenah-Wausau Asset Purchase Agreement

(a)

The Purchaser’s representations and warranties in this Agreement must have been accurate in all respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date except for those representations and warranties that are qualified by “materiality” or similar concepts which shall be accurate in all respects on the Closing Date.

(b)

At or prior to the Closing, the Purchaser shall have fully performed or complied in all respects with the covenants and obligations that the Purchaser is required to perform or comply with pursuant to this Agreement.

8.2.

Additional Documents

The Purchaser must have delivered each of the following additional executed documents to the Seller:

(a)

the License Agreement;

(b)

the Manufacturing and Supply Agreement;

(c)

the Transition Services Agreement;

(d)

the Bill of Sale;

(e)

the Assignment and Assumption Agreement;

(f)

the IP Assignment Agreements;

(g)

the Closing Statement;

(h)

a certificate executed by the Purchaser representing and warranting to the Seller that each of the Purchaser’s representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date except for those representations and warranties that are qualified by “materiality” or similar concepts which shall be accurate in all respects on the Closing Date;

(i)

a certificate executed by the Purchaser certifying that the conditions set forth in Section 8 have been satisfied; and

(j)

a certificate of the Secretary of the Purchaser as to the incumbency of its officers and certifying and attaching a copy of the resolutions adopted by the board of directors of the Purchaser with respect to the Contemplated Transactions.

8.3.

No Injunction

There must not be in effect any Legal Requirement or any injunction or other Order that prohibits the Contemplated Transactions.

9.

TERMINATION

Neenah-Wausau Asset Purchase Agreement

9.1.

Termination Events

This Agreement may, by notice given prior to or at the Closing, be terminated:

(a)

by the Purchaser on the one hand, or the Seller and the Parent on the other hand, if a material breach of any provision of this Agreement has been committed by the other Party and such breach has not been waived;

(b)

(i) by the Purchaser if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Purchaser to comply with its obligations under this Agreement) and the Purchaser has not waived such condition on or before the Closing Date; or (ii) by the Seller or the Parent, if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Seller or the Parent to comply with its obligations under this Agreement), and the Seller or the Parent has not waived such condition on or before the Closing Date;

(c)

by mutual consent of each of the Parties;

(d)

by the Purchaser on the one hand, or the Seller and the Parent on the other hand, if the Closing has not occurred (other than through the failure of any Party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before March 1, 2012, or such later date as the Parties may agree upon.

9.2.

Effect of Termination

Each Party’s right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the Parties under this Agreement will terminate, except that the obligations in Section 6.4(a) (as it relates to this Agreement) and Section 11, will survive; provided, however, that if this Agreement is terminated by a Party because of the breach of the Agreement by the other Party or because one or more of the conditions to the terminating Party’s obligations under this Agreement is not satisfied as a result of the other Party’s failure to comply with its obligations under this Agreement, the terminating Party’s right to pursue all legal remedies will survive such termination unimpaired.

10.

INDEMNIFICATION; REMEDIES

10.1.

Survival

All representations, warranties, covenants and obligations in this Agreement, the other Transaction Documents, the Disclosure Schedules, the certificates delivered pursuant hereto, and any other certificate or document delivered pursuant to the Transaction Documents will survive the Closing until the expiration of the applicable time periods set forth in Section 10.4.  Unless otherwise provided by the terms of this Agreement, the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations

Neenah-Wausau Asset Purchase Agreement

will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations.

10.2.

Indemnification and Payment of Damages by the Seller and the Parent

The Seller and the Parent, jointly and severally, agree to indemnify, defend and hold harmless the Purchaser and its Representatives, shareholders, controlling persons and Affiliates (collectively, the “Indemnified Persons”) for, and will pay to the Indemnified Persons the amount of, any loss, Liability, claim, damage (including incidental or consequential damages), expense (including costs of investigation and defense and reasonable attorneys’ fees) or diminution of value, whether or not involving a third-party claim (collectively, “Damages”), arising, directly or indirectly, from or in connection with:

(a)

any breach of any representation or warranty made by the Seller or the Parent in this Agreement, the other Transaction Documents, the Disclosure Schedules or any other certificate or document delivered by the Seller or the Parent pursuant to the Transaction Documents;

(b)

any breach by the Seller or the Parent of any covenant, agreement or obligation of the Seller or the Parent in any Transaction Document;

(c)

any of the Excluded Assets;

(d)

any of the Excluded Liabilities;

(e)

any Security Interest attached to the Acquired Assets in existence as of the Effective Time; or

(f)

any Proceeding against the Seller, the Parent or the Business pending as of the Effective Time or arising out of actions or circumstances in existence prior to the Effective Time.

10.3.

Indemnification and Payment of Damages by the Purchaser

The Purchaser will indemnify and hold harmless the Seller and will pay to it the amount of any Damages arising, directly or indirectly, from or in connection with:

(a)

any breach of any representation or warranty made by the Purchaser in this Agreement, the other Transaction Documents or in any certificate or document delivered by the Purchaser pursuant to the Transaction Documents; or

(b)

any breach by the Purchaser of any covenant or obligation of the Purchaser in any Transaction Document.

Neenah-Wausau Asset Purchase Agreement

10.4.

Time and Other Limitations

The indemnification obligations provided for in this Section 10 shall be subject to the following limitations:

(a)

If the Closing occurs, neither the Seller nor the Parent will have any liability (for indemnification or otherwise) with respect to any Operational Representations or under any other provision of this Agreement or the other Transaction Documents other than any of the Fundamental Representations, unless on or before the twenty-four (24) month anniversary of the Closing Date, the Purchaser notifies the Seller and the Parent of a claim, specifying the factual basis of that claim in reasonable detail to the extent then known by the Purchaser.  A claim with respect to any Fundamental Representation may be made at any time.

(b)

Neither the Seller nor the Parent shall have any obligation to pay any amounts for indemnification under this Section 10 unless and until the aggregate amount of Damages incurred by the Purchaser under Section 10.2 equals One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (the “Basket Amount”), whereupon, subject to the other limitations contained in this Section 10, the Seller and the Parent shall be jointly and severally obligated to pay such amounts only in excess of the Basket Amount; provided, however, that the Basket Amount limitation shall not apply to any claims for indemnification with respect to any breach by the Seller or the Parent concerning (i) one or more of the Fundamental Representations, or (ii) any of the Excluded Liabilities.

(c)

Notwithstanding anything in this Agreement to the contrary, neither the Seller nor the Parent shall be obligated under any circumstance to make any payment for indemnification or for any Damages under Section 10 or otherwise in excess of Five Million and No/100 Dollars ($5,000,000.00) in the aggregate; provided, however, that the foregoing limitation shall not apply to any claims for indemnification with respect to (i) any breach by the Seller or the Parent of one or more of the Fundamental Representations; (ii) any fraud, intentional misconduct or intentional misrepresentation by the Seller or the Parent in connection with this Agreement; or (iii) any of the Excluded Liabilities.

(d)

The Purchaser shall not be obligated to pay any amounts for indemnification under Section 10.3 until the aggregate amount of Damages incurred by the Seller under this Section 10 equals the Basket Amount, whereupon, subject to the other limitations contained in this Section 10, the Purchaser shall be obligated to pay such amounts only in excess of the Basket Amount; provided, however, that the Basket Amount limitation shall not apply to any claims for indemnification with respect to any breach by the Purchaser of (i) any of the representations and warranties contained in Section 4.1 or Section 4.2 of this Agreement; or (ii) Damages arising from the Assumed Liabilities.

(e)

Notwithstanding anything in this Agreement to the contrary, the Purchaser shall not be obligated under any circumstance to make any payment for indemnification or for any Damages under this Section 10 or otherwise in excess of Five Million and No/100 Dollars ($5,000,000.00) in the aggregate; provided, however, that the foregoing limitation shall not apply to any claims for indemnification with respect to (i) any breach by the Purchaser of any of the representations and warranties contained in Section 4.1 or Section 4.2 of this Agreement; (ii) any

Neenah-Wausau Asset Purchase Agreement

fraud, intentional misconduct or intentional misrepresentation by the Purchaser in connection with this Agreement; or (iii) Damages arising from the Assumed Liabilities.

(f)

Any Person who shall be entitled to indemnification hereunder shall take reasonable steps to mitigate any Damages in respect of which indemnification may be sought including, without limitation, using its commercially reasonable efforts to secure payment from available insurance arrangements that provide coverage with respect to such Damages (an “Insurance Payment”) or any payment from any Person obligated by contract or otherwise to reimburse, indemnify or pay any Party entitled to indemnification hereunder with respect to such Damages (a “Third Party Payment”; together with an Insurance Payment, a “Mitigation Payment”); provided, however, that no Party entitled to indemnification hereunder shall be required to pursue any source of a Mitigation Payment prior to seeking indemnification hereunder or incur any material costs or expenses in connection with seeking a Mitigation Payment (unless the indemnifying party shall agree to reimburse such costs and expenses) and in no event may any indemnifying party assert any failure to mitigate by an indemnified party as a defense to a claim for indemnification hereunder.  Any calculation of Damages for purposes of indemnification hereunder shall be net of (i) any Mitigation Payment actually received; provided, however, that the Mitigation Payment received or recovered shall be reduced by the amount of any out-of-pocket costs and expenses incurred in pursuing such Mitigation Payment; and (ii) Tax benefits actually realized in respect of such Damages, in each case net of all costs and expenses of recovering any such Tax benefits, whether realized in the year in which payments of Damages are made or thereafter.  In the event a payment is made to an indemnified party with respect to any Damages and thereafter the indemnified party receives a Mitigation Payment with respect to such Damages, the indemnified party shall reimburse  the indemnifying party an amount equal to the lesser of (x) the Mitigation Payment and (y) the amount so paid by the indemnifying party.

(g)

No claim for indemnification by any party may be made for punitive or special damages or lost profits.

(h)

All Parties agree to cooperate with the other Parties and any necessary third party to mitigate Damages with respect to claims under this Agreement.

10.5.

Procedure for Indemnification – Third Party Claims

(a)

Promptly after receipt by an indemnified party under Section 10.2 or Section 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party’s failure to give such notice.

(b)

If any Proceeding referred to in Section 10.5(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint

Neenah-Wausau Asset Purchase Agreement

representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation; provided, however, that if the indemnifying party assumes the defense of such Proceeding, until the indemnifying party assumes full responsibility for all Damages resulting from such Proceeding and any subsequent claims or Proceedings relating to or arising from the matters at issue in such Proceeding, the indemnified party will have the right to participate in, and review and comment on the documentation relating to, the defense of such Proceeding. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party’s consent; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent.  If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten (10) days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party shall automatically be deemed to have forfeited the right to defend such claim and will be bound by any determination made in such Proceeding or any reasonable compromise or settlement effected by the indemnified party.

(c)

Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

(d)

The Parties hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any indemnified party for purposes of any claim that an indemnified party may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on such Persons with respect to such a claim anywhere in the world.

10.6.

Procedure for Indemnification – Other Claims

A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought to the extent permitted under applicable Legal Requirements.

Neenah-Wausau Asset Purchase Agreement

10.7.

Tax Treatment

Any payments made by a Party to satisfy indemnification obligations under this Section 10 shall be treated as an adjustment to the Purchase Price for Federal income tax purposes.

10.8.

Exclusive Remedies

The Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all Damages (other than Damages arising from fraud, criminal activity or intentional misconduct on the part of a Party hereto in connection with the Contemplated Transactions) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in Section 10; provided, however, that the foregoing will not limit the ability of the Purchaser or the Seller to assert any rights or remedies provided for under the Manufacturing and Supply Agreement which shall be in addition to the remedies provided for under this Agreement.  In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under any Legal Requirement, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other Parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Legal Requirement, except pursuant to the indemnification provisions set forth in Section 10.  Nothing in this Section 10.8 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any Person’s fraudulent, criminal or intentional misconduct, including the Parties rights and remedies of injunctive relief and/or specific performance provided to the Parties by Section 6.4(g) and Section 11.12 and the right to pursue all legal remedies in the case of a termination of this Agreement to which Section 9.2 is applicable.

11.

GENERAL PROVISIONS

11.1.

Expenses

Except as otherwise expressly provided in this Agreement, each Party will bear its own expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel and accountants (whether consummated or not).  In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by another Party.

11.2.

Public Announcements

No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement or the Contemplated Transactions without the prior written approval of the other Party, except that either the Seller and the Parent on the one hand, or the Purchaser on the other hand, upon prior notice to the other, may make any public disclosure it believes in good faith is required by applicable law, or in the case of the Purchaser or the Parent,

Neenah-Wausau Asset Purchase Agreement

any listing or trading agreement concerning the publicly-traded securities of the Purchaser or the Parent, as applicable.

11.3.

Notices

All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a Party may designate by notice to the other Parties):

If to the Seller or the Parent:

Wausau Paper Corp. and Wausau Paper Mills, LLC

100 Paper Place

Mosinee, Wisconsin 54455

Attention:

President and CEO

Telecopier:

(715) 692-2082

with a required copy to:

Ruder Ware, L.L.S.C.

500 First Street, Suite 8000

P.O. Box 8050

Wausau, Wisconsin 54402-8050

Attention:

Lon E. Roberts

Telecopier:

(715) 845-2718

If to the Purchaser:

Neenah Paper, Inc.

3460 Preston Ridge Road

Suite 600

Alpharetta, Georgia 30005

Attention:

Steven S. Heinrichs

Senior Vice President, General Counsel and Secretary

Telecopier:

(678) 518-3283

with a required copy to:

Neenah Paper, Inc.

3460 Preston Ridge Road

Suite 600

Alpharetta, Georgia 30005

Attention:

Julie A. Schertell

Senior Vice President and President, Fine Paper

Neenah-Wausau Asset Purchase Agreement

Telecopier:

(678) 518-3287

with a required copy to:

Bryan Cave LLP

One Atlantic Center, Fourteenth Floor

1201 West Peachtree Street, N.E.

Atlanta, Georgia  30309-3488

Attention:

Rick Miller

Telecopier:

(404) 420-0787

11.4.

Further Assurances

The Parties agree (a) to furnish upon request to each other such information, (b) to execute and deliver to each other such other documents (including assignments of trademarks and trademark applications) and (c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement, the other Transaction Documents and the Contemplated Transactions.

11.5.

Waiver

Except as provided in Section 10.8, the rights and remedies of the Parties are cumulative and not alternative.  Neither the failure nor any delay by any Party in exercising any right, power or privilege under the Transaction Documents will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable Legal Requirement, (a) no claim or right arising out of the Transaction Documents can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by each other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in the Transaction Documents.

11.6.

Entire Agreement and Modification

This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter, with the exception of that certain Confidentiality Agreement between the Purchaser and the Seller dated May 2, 2011, which shall remain in full force and effect in accordance with its terms until the Effective Time.  This Agreement may not be amended except by a written agreement executed by each of the Parties.

11.7.

Disclosure Schedules

Neenah-Wausau Asset Purchase Agreement

(a)

The disclosures in the Disclosure Schedules relate only to the representations and warranties in the Section of the Agreement to which they are expressly identified in the Disclosure Schedule and not to any other representation or warranty in this Agreement unless it is clear on its face that such disclosures in the Disclosure Schedule relate to such other representation or warranty.

(b)

In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

(c)

No due diligence conducted by the Purchaser shall limit or be used as a defense by the Seller or the Parent with respect to any claim of breach of a representation, warranty or covenant by the Seller or the Parent under this Agreement.

11.8.

Joint and Several; Assignments, Successors, and No Third-Party Rights

The obligations of the Seller and the Parent under Section 10 of this Agreement shall be joint and several.  No Party may assign all or any portion of its rights under this Agreement without the prior consent of the other Parties, except that the Purchaser or the Seller or the Parent may assign any of its rights under this Agreement to any Affiliate without the consent of the other Parties, as applicable.  This Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties.  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their successors and permitted assigns.

11.9.

Severability

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.10.

Time of Essence

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

11.11.

Governing Law; Consent to Jurisdiction

THIS AGREEMENT IS MADE PURSUANT TO, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE, IRRESPECTIVE OF THE PRINCIPAL PLACE OF BUSINESS, RESIDENCE OR DOMICILE OF THE PARTIES, AND WITHOUT GIVING EFFECT TO OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.  ANY PROCEEDING ARISING

Neenah-Wausau Asset Purchase Agreement

OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED, HEARD AND DETERMINED EXCLUSIVELY IN ANY FEDERAL COURT OR IN ANY STATE COURT LOCATED IN DELAWARE, AND EACH PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING, AND HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT.  Any and all service of process and any other notice in any such Proceeding shall be effective against any Party if given as provided in Section 11.3.  Nothing herein contained shall be deemed to affect the right of any Party to serve process in any other manner permitted by applicable Legal Requirement.

11.12.

Specific Performance

Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having, in accordance with the terms of this Agreement, jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

11.13.

Acquired Equipment and Additional Equipment

The Purchaser acknowledges and agrees that, except as set forth in Section 3.6, SELLER MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS, IMPLIED, STATUTORY, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH REGARD TO THE ACQUIRED EQUIPMENT AND THE ADDITIONAL EQUIPMENT SOLD HEREUNDER.  THE PURCHASER ACKNOWLEDGES THAT IT ALONE HAS DETERMINED THAT THE ACQUIRED EQUIPMENT AND THE ADDITIONAL EQUIPMENT PURCHASED HEREUNDER WILL SUITABLY MEET THE REQUIREMENTS OF THEIR INTENDED USE.  ALL OF THE FOREGOING WARRANTIES EXPRESSLY AND EXPLICITLY DO NOT EXTEND TO THE FUTURE PERFORMANCE OF THE ACQUIRED EQUIPMENT AND THE ADDITIONAL EQUIPMENT DESCRIBED HEREIN.  NO EMPLOYEE, REPRESENTATIVE, OR AGENT OF THE SELLER IS AUTHORIZED TO ALTER OR MODIFY ANY PROVISION OF THIS SECTION 11.13 OR TO MAKE ANY GUARANTEE, WARRANTY, OR REPRESENTATION, EXPRESS OR IMPLIED, ORALLY OR IN WRITING, THAT IS IN ADDITION TO OR CONTRARY TO THE FOREGOING.

11.14.

Use of Name

The Purchaser agrees that it will, as of the Closing Date and thereafter, refrain from adopting or using the words “Wausau Paper” or any derivative thereof in association with any trade or business carried on by the Purchaser after the Closing Date except as otherwise expressly permitted pursuant to this Section 11.14.  The Seller, to the extent it has rights thereto,

Neenah-Wausau Asset Purchase Agreement

and the Parent, each grant the Purchaser a non-exclusive license to use the words “Wausau Paper” or any derivative thereof and associated logos, UPC codes, trademarks, etc., for the purpose of disposing of or realizing the use, benefit, or value of the Acquired Inventory, Additional Inventory and “Products” (as that term is defined under the Manufacturing and Supply Agreement) that may have been labeled, packaged, or otherwise associated with such words.  Such non-exclusive license shall be for a term beginning on the Closing Date and ending on the earlier of (a) the sale by the Purchaser of goods using such labels and/or packaging materials, or (b) the two (2) year anniversary of the Closing Date.  In addition, the Purchaser agrees that it will cease to manufacture, produce or apply any packaging or labeling under this non-exclusive license on or before the one (1) year anniversary of the Closing Date, and that thereafter the non-exclusive license will only apply to Products, packaging and/or labeling in existence as of the one (1) year anniversary of the Closing Date..

11.15.

Counterparts

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

11.16

Acquired Equipment/Additional Equipment

(a)

Removal of Acquired Equipment and the Additional Equipment.  The Purchaser and its approved contractors and/or agents (approval not to be unreasonably withheld by the Seller), shall be granted reasonable access during normal business hours to the Seller’s premises where the Acquired Equipment and the Additional Equipment is located for the purpose of disassembling the Acquired Equipment and the Additional Equipment and the removal thereof from such premises.  Such work shall be done in a workmanlike manner and in compliance with all applicable Legal Requirements.  The removal of the Acquired Equipment and the Additional Equipment and completion of associated work shall be done at the cost and expense of the Purchaser and any such costs and expenses shall be in addition to the Purchase Price.  The Seller shall assist and provide direction to the Purchaser and the Purchaser’s contractor and/or agent in preparing the Acquired Equipment and the Additional Equipment for disassembly, removal, crating, and shipping on common carriers.  The Seller shall provide a list of approved contractors and assist the Purchaser in making arrangements with contractors selected by the Purchaser to complete the work.

(b)

Insurance Coverages.  The Seller shall keep the Acquired Equipment and the Additional Equipment insured until the Closing Date and until it is no longer used by the Seller to perform its obligations under the Manufacturing and Supply Agreement.  The Purchaser or the Purchaser’s removal contractor shall purchase and maintain insurance during the performance of the removal of the Acquired Equipment and the Additional Equipment from the Seller’s premises.  Such insurance shall protect the Seller from claims set forth below which may arise out of or relate to the performance of this Section 11.16 by the Purchaser or anyone directly or indirectly employed by or contracting with the Purchaser or anyone for whose acts the Purchaser may be liable.  Such insurance shall include, but not be limited to, coverages relating to (i) claims under worker’s compensation, disability benefit and other similar employee benefit laws (including employer’s liability laws); (ii) claims for damages because of bodily or personal

Neenah-Wausau Asset Purchase Agreement

injury, sickness, disease or death of any of the Purchaser’s employees or other persons; (iii) claims for damages because of injury to or destruction of tangible property including property of the Seller (including loss of use resulting therefrom); and (iv) other claims arising out of or related to the performance of this Section 11.16 and caused by negligent or intentional acts for which the Purchaser may be liable.  All such policies of insurance or self insurance shall be in form and content and shall contain such coverages and limits as are reasonably satisfactory to the Seller and shall be placed with financially sound and reputable insurers reasonably acceptable to the Seller licensed to transact business in the State of Wisconsin.  The Purchaser shall provide the Seller with a certificate of all such policies prior to beginning the work of removing the Acquired Equipment and the Additional Equipment from the Seller’s premises.

(c)

Repair and Restoration of Seller Premises.  All damage, other than ordinary wear and tear, incurred to the Seller’s premises resulting from the removal of the Acquired Equipment and the Additional Equipment shall be repaired by and at the expense of the Purchaser.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Neenah-Wausau Asset Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

PURCHASER:

Neenah Paper, Inc.

By:  JOHN P. O’DONNELL

Name: John P. O’Donnell

Title:

President and Chief Executive Officer

SELLER:

Wausau Paper Mills, LLC

By:  HENRY C. NEWELL

Name:

Henry C. Newell

Title:

President

PARENT:

Wausau Paper Corp.

By:  HENRY C. NEWELL

Name:

Henry C. Newell

Title:

President and Chief Executive Officer

Execution Page

Neenah-Wausau Asset Purchase Agreement

Annex I

Definitions

“Accounting Firm” – means an independent “Big Four” accounting firm having no material relationship with the Purchaser or the Seller and mutually agreed upon by the Purchaser and the Seller.

“Acquired Assets” – means the following assets associated with the Business:

(a)

all agreements or arrangements listed on Schedule 1.1(a) hereto (the “Acquired Contracts”);

(b)

the inventory related to the Premium Business listed on Schedule 1.1(b) hereto (the “Acquired Inventory”);

(c)

the equipment and machinery listed on Schedule 1.1(c) hereto, together with any express or implied warranty by the manufacturers or sellers of any item or component part thereof and all maintenance records and other documents relating thereto (the “Acquired Equipment”);

(d)

the additional inventory related to the Premium Business listed on Schedule 1.1(d) hereto (the “Additional Inventory”);

(e)

the additional equipment listed on Schedule 1.1(e) hereto (the “Additional Equipment”);

(f)

all UPC codes associated with the Acquired Inventory, Additional Inventory and Acquired Intellectual Property;

(g)

the Acquired Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the Legal Requirements of all jurisdictions;

(h)

all refunds, rights of set off, and rights of recoupment with respect to the Acquired Assets and Assumed Liabilities;

(i)

all Governmental Authorizations with respect to the Acquired Assets and Assumed Liabilities, to the extent transferable;

(j)

all material books, files, documents, studies, reports and other printed or written materials with respect to the Acquired Assets and Assumed Liabilities (the Parties agree that, with respect to Business Records that include information or data regarding Excluded Assets, the Purchaser will receive copies of the applicable Business Records and Seller will retain the original document(s)) (the “Business Records”);

Annex I-1

Neenah-Wausau Asset Purchase Agreement

(k)

all marketing collateral, promotional items, swatchbooks, sell sheets, and similar items related to the Acquired Assets;

(l)

insurance benefits, including rights and proceeds, arising from or relating to the Acquired Assets and the Assumed Liabilities prior to the Effective Time;

(m)

claims of the Parent or the Seller against third parties relating to the Acquired Assets, whether choate or inchoate, known or unknown, contingent or noncontingent, subject to the rights and limitations, if any, arising under bankruptcy or debtor/creditor relief laws as applicable to any such claims; and

(n)

the items listed on Schedule 2.2(b);

provided, however, that notwithstanding the foregoing, the Acquired Assets shall not include the following assets (the following referred to as the “Excluded Assets”):

(o)

any owned or leased real property of the Seller or the Parent;

(p)

those assets of the Seller that do not relate to, or are not used in the conduct of, the Business;

(q)

all Contracts other than the Acquired Contracts;

(r)

all equipment and machinery other than the Acquired Equipment and the Additional Equipment;

(s)

all inventory other than the Acquired Inventory and Additional Inventory;

(t)

all intellectual property rights other than the Acquired Intellectual Property;

(u)

all cash, cash equivalents, and accounts receivable of the Seller;

(v)

all bank accounts of the Seller;

(w)

any rights or interests in and with respect to any Company Plan;

(x)

any rights or interests in any personal property leases, loans, advances, indentures, mortgages, lines of credit, instruments, security interests, guaranties or other similar arrangements constituting Indebtedness of the Seller to third parties;

(y)

the Organizational Documents, qualifications to conduct business as a foreign entity, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, stock certificates, original Tax Returns and other documents relating to the organization, maintenance and existence of the Seller as a limited liability company;

(z)

any and all of the rights of the Seller and the Parent under this Agreement; and

Annex I-2

Neenah-Wausau Asset Purchase Agreement

(aa)

those other assets of the Seller or the Parent that relate to the Business listed on Schedule 1.1(x).

“Acquired Contracts” – see definition of Acquired Assets.

“Acquired Equipment” – see definition of Acquired Assets.

“Acquired Intellectual Property” – means (a) all Intellectual Property that is used by the Seller exclusively in the Business as of the Closing Date or has been used exclusively in the Business since January 1, 2011, including, without limitation, all the Trademarks listed in such Schedule 3.17 (being referred to herein as the “Business Trademarks”) and all Intellectual Property rights associated therewith; (b) the Domain Names set forth on Schedule 3.17; (c) all Intellectual Property rights of Seller in and to the Acquired Equipment, the design thereof or the method of use thereof, subject to the conditions in this definition below; and (d) any and all Intellectual Property rights of Seller or the Parent in and to the formulation or composition of, or methods of manufacture of, the paper products marketed under any of the Business Trademarks, subject to the conditions in this definition below.  Notwithstanding the foregoing, to the extent that the Seller or the Parent claims any Intellectual Property rights in any methods of manufacture, formulations, or compositions of any products marketed under the Business Trademarks, or in the designs or methods of use of any of the Acquired Equipment, and such methods, formulations, compositions, or designs are not used exclusively in the Business but are also used in the manufacture of other existing products of Seller or any of its Affiliates (“Nonexclusive Intellectual Property”), then the term “Acquired Intellectual Property” shall not include such Nonexclusive Intellectual Property, and the Acquired Intellectual Property shall in such case include a worldwide, royalty-free, perpetual, irrevocable, unrestricted, transferable and sublicenseable license to such Nonexclusive Intellectual Property, granted by the Seller to the Purchaser, which shall be evidenced by a license agreement in a form satisfactory to Purchaser to be delivered on the Closing Date, reasonably describing the shared Intellectual Property and granting the above license rights therein to the Purchaser.

“Acquired Inventory” – see definition of Acquired Assets.

“Acquisition Proposal” – as defined in Section 5.6.

“Additional Equipment” – see definition of Acquired Assets.

“Additional Inventory” – see definition of Acquired Assets.

“Additional Inventory Payment” – as defined in Section 2.4.

“Additional Inventory Cap” – as defined in Section 2.4.

“Affiliate” – used to indicate a relationship to a specified person, firm, corporation, partnership, limited liability company, association or entity, and means any person, firm, corporation, partnership, limited liability company, association or entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with such person, firm, corporation, partnership, limited liability company, association or entity.

Annex I-3

Neenah-Wausau Asset Purchase Agreement

“Agreement” – as defined in the first paragraph of this Agreement.

“Assignment and Assumption Agreement” – as defined in Section 2.1(b).

“Assumed Liabilities” – means the Seller’s performance obligations that arise and become due and owing following the Effective Time under the Acquired Contracts; provided, however, that notwithstanding the foregoing, the Assumed Liabilities shall not include (the following referred to herein as the “Excluded Liabilities”):

(a)

any Liability of the Seller with respect to any of the Excluded Assets;

(b)

any Liability of the Seller for any Indebtedness of any nature whatsoever, whether or not reflected on the financial statements of the Seller;

(c)

any Liability of the Seller relating to any claim that the operation of the Business (or the Seller’s or the Parent’s other businesses) on or prior to the Closing Date violated any Legal Requirement or the rights of any third parties (under Contract, in tort or otherwise);

(d)

any Liability arising out of or relating to products sold by the Seller to the extent manufactured or sold prior to the Effective Time;

(e)

any Liability of the Seller relating to employees of the Seller, including but not limited to employee compensation, bonuses, commissions, incentive compensation, sick pay, vacation pay, severance pay, workers’ compensation and payroll and other employer-related withholding obligations and any entitlements due to any employees, whether by contractual obligation or normal business expectation, or pursuant to any stock appreciation or phantom stock plan or program;

(f)

Liabilities under the Acquired Contracts outstanding, or that relate to events or occurrences, prior to the Effective Time, including, but not limited to any rebate programs or volume discounts for calendar year 2011 and all prior years;

(g)

any Environmental Health and Safety Liabilities of the Seller or the Parent;

(h)

any Liability arising out of or relating to any grievance of any employee of the Seller or the Parent, whether or not the affected employees are hired by the Purchaser;

(i)

any Liability arising out of any Proceeding pending as of the Effective Time;

(j)

any Liability arising out of any Proceeding commenced after the Effective Time and arising out of or relating to any occurrence or event happening prior to the Effective Time;

(k)

any Liability for Taxes, including (i) any Taxes arising as a result of the Seller’s operation of the Business or ownership of the Acquired Assets prior to the Effective

Annex I-4

Neenah-Wausau Asset Purchase Agreement

Time, (ii) any Taxes that will arise as a result of the sale of the Acquired Assets pursuant to this Agreement and (iii) any deferred Taxes of the Seller or the Parent of any nature;

(l)

any Liability arising under the violation of any Legal Requirement by the Seller; or

(m)

other than the Assumed Liabilities, any other Liability of the Seller, whether absolute, contingent or otherwise, known or unknown, accrued or unaccrued, asserted or unasserted, or otherwise.

“Astrobrights® Inventory” – as defined in Section 2.4.

“Basket Amount” – as defined in Section 10.4(b).

“Best Efforts” – means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that, for purposes of this Agreement, “Best Efforts” will not be deemed to require a Person to undertake any extraordinary or unreasonable measures, including without limitation, any payments with respect to any Acquired Contract that are material in the context of such Acquired Contract (or material on an aggregate basis as to all Acquired Contracts).

“Bill of Sale” – as defined in Section 2.1(a).

“Board Business” – as defined in the Recitals.

“Brainerd Mill” – as defined in Section 6.4(b).

“Brokaw Mill” – as defined in Section 6.4(b).

“Business Day” – means any day except Saturday, Sunday or any day on which banks are generally not open for business in Atlanta, Georgia.

“Business” – as defined in the Recitals.

“Business Purchase Payment” – as defined in Section 2.2(a).

“Business Records” – see definition of Acquired Assets.

“Business Trademarks” – see definition of Acquired Intellectual Property.

“Closing” – as defined in Section 2.5.

“Closing Date” – as defined in Section 2.5.

“Closing Statement” – means a funds flow and settlement statement, in the form to be mutually agreed to and executed by the Purchaser and the Seller, describing the flow of funds to be delivered at Closing, including certain post-Closing payments, as contemplated in the Transaction Documents.

Annex I-5

Neenah-Wausau Asset Purchase Agreement

“COBRA” – means IRC Section 4980B and Part 6, Subtitle B of Title I of ERISA.

“Company Plans” – means all of the Employee Benefit Plans that are presently in effect or that have previously been in effect since December 31, 2008, for the benefit of current or former employees, officers, partners or consultants of the Business.

“Competing Business” – means any Person engaged in a business that is substantially similar to, or is competitive with, the Premium Business as conducted by the Seller as of the Closing Date.

“Confidential Information” – means information with respect to the Acquired Assets and the Business, the terms of the transactions contemplated by this Agreement, and trade secrets, discoveries, ideas, concepts, know-how, techniques, designs, specifications, data, computer programs pricing and customer information, interpretations, financial statements, forecasts, reports, records, plans, studies and other technical and business information of and relating to the Acquired Assets and the Business, whether in oral, written, graphic, electronic or other form as well as analyses, compilations, studies or other documents, whether or not prepared by the receiving party or its representatives, which contain or otherwise reflect such information. Notwithstanding the foregoing, the following information shall not be Confidential Information:  (i) information which has become generally available to the general public other than as a result of a disclosure by the receiving party or its representatives, or (ii)   information which becomes available to the receiving party on a non-confidential basis from a third party who was itself not prohibited from transmitting the information to the receiving party by a contractual, legal or fiduciary obligation.

“Consent” – means any approval, consent, ratification, waiver or other authorization (including any Governmental Authorization).

“Contemplated Transactions” – means all of the transactions contemplated by this Agreement and the other Transaction Documents including but not limited to (a) the acquisition of the Acquired Assets and the assumption of the Assumed Liabilities by the Purchaser from the Seller, the Purchaser’s exercise of control over the Business following the Closing, and the payment of the Purchase Price therefor; and (b) the execution, delivery and performance of this Agreement and the other Transaction Documents.

“Contract” – means any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

“Customer” – as defined in Section 3.14.

“Damages” – as defined in Section 10.2.

“Disclosure Schedules” – as defined in Section 3.

“Domain Names” – see definition of Intellectual Property.

“Effective Time” – means 11:59 p.m. Eastern Time on the Closing Date.

Annex I-6

Neenah-Wausau Asset Purchase Agreement

“Employee Benefit Plans” – means any (i) nonqualified deferred compensation or retirement plan or arrangement, including any “employee pension benefit plan” (as defined in ERISA Section 3(2)), (ii) qualified defined contribution retirement plan or arrangement, including any “employee pension benefit plan”, (iii) qualified defined benefit retirement plan or arrangement, including any “employee pension benefit plan” (including any “multiemployer plan” (as defined in ERISA Section 3(37))), (iv) employee welfare benefit plan, including any “employee welfare benefit plan” (as defined in ERISA Section 3(1)), (v) fringe benefit plan or program, and (vi) each employment, severance, salary continuation or other contract, incentive plan, insurance plan arrangement, bonus plan and any equity plan or arrangement without regard to whether such plan, arrangement, program or contract exists under United States or any similar non-United States Legal Requirement.

“Environmental, Health, and Safety Liabilities” – means any cost, damages, expense (including, but not limited to, engineering, consulting and laboratory fees and expenses), liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law, including, but not limited to, fines, penalties, financial responsibility for cleanup costs, corrective action, removal, remedial actions and response actions, and any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law or by Governmental Bodies or third-party claims or actions.  The terms “removal,” “remedial,” and “response action,” include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., as amended (“CERCLA”).

“Environmental Law” – means any federal, state or local Legal Requirement (including but not limited to nuisance or trespass claims), and any judicial interpretation of any of the foregoing, which pertains to health, safety, any Hazardous Material, or the environment (including but not limited to ground, air, water or noise pollution or contamination, and underground or above-ground storage tanks) and shall include the Solid Waste Disposal Act, 42 U.S.C. § 1801 et seq.; CERCLA, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et. seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq. and any other local, state, or federal, or international environmental statutes, and all rules and regulations, orders and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.

“ERISA” – Employee Retirement Income Security Act of 1974, as amended.

“Exact Brand License Agreement” – means a license agreement in form and substance satisfactory to the Parties pursuant to which the Seller will license to the Purchaser on a worldwide, royalty-free, and exclusive basis certain intellectual property rights relating to the following trademarks:  EXACT DIGITAL, EXACT COATED, EXACT BRIGHT, EXACT INDEX, EXACT TAG, and EXACT VELLUM BRISTOL.

“Excluded Assets” – see definition of Acquired Assets.

Annex I-7

Neenah-Wausau Asset Purchase Agreement

“Excluded Liabilities” – see definition of Assumed Liabilities.

“Family” – see definition of Related Person.

“Fiduciary” – as defined in ERISA Section 3(21).

“Financial Information” – as defined in Section 3.8.

“Fundamental Representations” – means those representations and warranties of the Seller and the Parent, as appropriate, contained in Section 3.1 [Organization and Good Standing], Section 3.2 [Authority; No Conflict], Section 3.5 [Title to Properties; Security Interests], Section 3.7 [Taxes], Section 3.8 [Financial Statements], Section 3.15 [Environmental Matters] and Section 3.20 [Brokers and Finders].

“Governmental Authorization” – means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body” – means any federal, state, local, municipal, foreign or other government or governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal).

“Hazardous Materials” – means any substance, whether solid, liquid or gaseous: (i) which is listed, defined or regulated as a “hazardous substance,” “hazardous waste,” “contaminant,” or “solid waste,” or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Law; or (ii) which is or contains asbestos, radon, any polychlorinated biphenyl, polybrominated diphenyl ether, urea formaldehyde foam insulation, explosive or radioactive material, or motor fuel, petroleum product, constituent or by-product, or other petroleum hydrocarbons; or (iii) which causes contamination or nuisance on the applicable property any adjacent property or hazard, or threat of the same, to public health, human health, or the environment.

“Indebtedness” – means (i) all indebtedness for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured), including the current portion of such indebtedness, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments and (iii) all capital lease obligations.

“Indemnified Person” – as defined in Section 10.2.

“Insurance Payment” – as defined in Section 10.4.

“Intellectual Property” – means any or all of the following, and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether or not patentable or patented), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology, technical data and customer lists; (iii) all copyrights (whether registered or not), copyrights registrations and applications therefor and all other rights corresponding thereto

Annex I-8

Neenah-Wausau Asset Purchase Agreement

throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, trademarks and service marks, whether common law or registered, and all trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world (“Trademarks”); (vii) all domain names, uniform resource locators and other Internet or similar addresses or identifiers (“Domain Names”); (viii) all databases and data collections and all rights therein throughout the world; and (ix) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded; (x) all moral and economic rights of authors and inventors, however denominated, throughout the world; (xi) all rights to sue for past, present or future infringement or misappropriation of any of the foregoing; (xii) any similar, corresponding or equivalent rights to any of the foregoing and (xiii) all documentation related to any of the foregoing.

“IP Assignment Agreements” – means that certain (i) Assignment of Trademarks (Mexico), (ii) Assignment of Trademarks (Canada), (iii) Assignment of Trademarks (United States), (iv) Assignment of Domain Names, and (v) Assignment of Trademarks (common law), each in form mutually agreed to by the parties, by and between the Purchaser and the Seller pursuant to which certain U.S., Canadian, Mexican, and common law trademarks, registrations, and goodwill, and certain domain names (each of which constitute a portion of the Acquired Intellectual Property), are transferred to the Purchaser.

“IRC” – means the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code of 1986, as amended, or any successor law.

“IRS” – means the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury and, to the extent relevant, the counterpart agencies of other countries.

“Knowledge” – a Person will be deemed to have “Knowledge” of a particular fact or other matter if:

(a)

such Person is actually aware of such fact or other matter; or

(b)

a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

“Knowledge” with respect to the Seller or the Parent shall mean the Knowledge of Thomas J. Howatt, Henry C. Newell, Scott P. Doescher, Michael W. Nelson, or Jeffrey A. Verdoorn.

“Legal Requirement” – means any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

Annex I-9

Neenah-Wausau Asset Purchase Agreement

“Liability” – means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“License Agreement” – means a license agreement in form and substance satisfactory to the Parties pursuant to which the Seller will license to the Purchaser, on a worldwide, royalty-free, non-exclusive, perpetual, transferable and sublicenseable basis, certain intellectual property rights associated with the Nonexclusive Intellectual Property.

“Manufacturing and Supply Agreement” – means a manufacturing and supply agreement in form and substance satisfactory to the Parties pursuant to which the Seller will manufacture and sell to the Purchaser a specified volume of paper and paper board products associated with the Business on the terms and for the consideration set forth therein.

“Material Adverse Effect” – means, any effect or change that would be (or could reasonably be expected to be) materially adverse to the business, assets, condition (financial or otherwise), operating results, operations or business prospects of the Business, taken as a whole, or to the ability of the Seller to consummate timely the Contemplated Transactions (regardless of whether or not such adverse effect or change can be or has been cured at any time or whether the Purchaser has Knowledge of such effect or change on the date hereof), excluding, however, any events or circumstances affecting the Business’ industry generally unless such events or circumstances have (or are reasonably expected to have) a disproportionate effect on the Business.

“Material Interest” – see definition of Related Person.

“Mitigation Payment” – as defined in Section 10.4.

“Nonexclusive Intellectual Property” – see the definition of Acquired Intellectual Property.

“Occupational Safety and Health Law” – means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

“Operational Representations” – means those representations and warranties of the Seller and the Parent contained in Section 3 of this Agreement that are not Fundamental Representations.

“Order” – means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

“Ordinary Course of Business” – an action taken by Seller will be deemed to have been taken in the “Ordinary Course of Business” only if such action is consistent with the past

Annex I-10

Neenah-Wausau Asset Purchase Agreement

practices of the Seller and is taken in the ordinary course of the normal day-to-day operations of the Seller with respect to the Business.

“Organizational Documents” – means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any trust agreement adopted in connection with any trust; and (f) any amendment to any of the foregoing.

“Original Agreement” – as defined in the first paragraph of this Agreement.

“Parent” – as defined in the first paragraph of this Agreement.

“Party” and “Parties” – as defined in the first paragraph of this Agreement.

“Person” – means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

“Potential Employee” – as defined in Section 5.11.

“Premium Brands” – as defined in the Recitals.

“Premium Business” – as defined in the Recitals.

“Proceeding” – means any action, arbitration, audit, hearing, charge, investigation, litigation or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Purchase Price” – as defined in Section 2.2.

“Purchase Price Allocation Methodology” – as defined in Section 2.7.

“Purchase Price Allocation Schedule” – as defined in Section 2.7.

“Purchaser” – as defined in the first paragraph of this Agreement.

“Related Person” – means, with respect to a particular individual: (a) each other member of such individual’s Family; (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual’s Family; (c) any Person in which such individual or members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and (d) any Person with respect to which such individual or one or more members of such individual’s Family serves as a director, manager, officer, partner, executor, or trustee (or in a similar capacity).  With respect to a specified Person other than an individual: (A) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (B) any Person that holds a

Annex I-11

Neenah-Wausau Asset Purchase Agreement

Material Interest in such specified Person; (C) each Person that serves as a director, manager, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (D) any Person in which such specified Person holds a Material Interest; (E) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (F) any Related Person of any individual described in clause (B) or (C).

For purposes of this definition, (a) the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

“Representative” – means, with respect to a particular Person, any director, manager, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

“Required Approvals” – as defined in Section 5.4.

“Retail Business” – as defined in Section 2.2(b).

“Retail Transition Holdback – as defined in Section 2.2(b).

“Security Interest” – means any charge, claim, community property interest, condition, equitable interest, encumbrance, mortgage, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Seller” – as defined in the first paragraph of this Agreement.

“Subsequent Asset Purchaser” – as defined in Section 6.4(b).

“Tax” – means all tax (including but not limited to income tax, payroll tax, capital gains tax, value added tax, sales or use tax, property tax, gift tax or estate tax), levy, assessment, tariff, duty (including but not limited to customs duty), deficiency or other fee and any related charge or amount (including but not limited to fine, penalty and interest) imposed, assessed or collected by or under the authority of any Governmental Body.

“Tax Return” – means any return (including but not limited to any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

Annex I-12

Neenah-Wausau Asset Purchase Agreement

“Territory” – means anywhere in the world that the Premium Business, Board Business or any Intellectual Property related to the Business are produced, marketed or distributed as of the date of this Agreement.

“Third Party Payment” – as defined in Section 10.4.

“Trademarks” – see definition of Intellectual Property.

“Transaction Documents” – means each of this Agreement, the License Agreement, the Transition Services Agreement, the Manufacturing and Supply Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the IP Assignment Agreements and each other document, instrument and certificate delivered in connection herewith or therewith.

“Transitioned Employees” – as defined in Section 5.11.

“Transition Services Agreement” – means a transition services agreement in form and substance satisfactory to the Parties pursuant to which the Seller shall provide certain transition services to the Purchaser during a specified period following the Closing Date.

Annex I-13

Neenah-Wausau Asset Purchase Agreement